EXHIBIT 10.91

AGREEMENT OF LIMITED PARTNERSHIP OF

BEHRINGER HARVARD FRISCO SQUARE LP

THIS AGREEMENT OF LIMITED PARTNERSHIP (“Agreement”) is made and entered into effective as of the 3rd day of August 2007, among BEHRINGER HARVARD FRISCO SQUARE GP, LLC, a Delaware limited liability company (the “General Partner”), BEHRINGER HARVARD FRISCO SQUARE INVESTOR, LLC, a Delaware limited liability company or its subsidiary (the “BH Investor”), and FRISCO SQUARE LAND, LTD., a Texas limited partnership, FRISCO SQUARE PROPERTIES, LTD., a Texas limited partnership, FRISCO SQUARE B1-6, F1-11, LTD., a Texas limited partnership, and FRISCO SQUARE B1-7, F1-10, LTD., a Texas limited partnership (collectively, the “Fairways Investor”).

ARTICLE I.

FORMATION, NAME, PRINCIPAL PLACE OF BUSINESS - AGENT

PURPOSES, TERM AND DEFINITIONS

1.1          Formation. For and in consideration of the mutual covenants herein contained, the Partners hereby form a limited partnership (hereinafter the “Partnership”) under and pursuant to the Delaware Revised Uniform Limited Partnership Act, as amended from time to time (the “Act”). The Partnership shall be governed by the Act. The Certificate (as hereinafter defined) has been or shall promptly be filed and recorded in such office and places as is required by the Act.

1.2          Name. The business of the Partnership shall be conducted under the name of “Behringer Harvard Frisco Square LP.”

1.3          Partnership Office, Registered Office and Registered Agent. The Partnership shall maintain its principal office in the State of Texas at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, or at such other place as the BH Investor may from time to time designate. The Registered Office in the State of Delaware is c/o of the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the agent for service of process at such address shall be the Corporation Trust Center. The Partnership may maintain such different or additional offices as the Partners may determine.

1.4          Purposes. The nature and business of the Partnership and the purposes to be conducted and promoted by the Partnership are to engage solely in the following activities:

(a)     To acquire, improve, develop, redevelop, renovate, construct, maintain, operate, manage, finance, lease, refinance, and sell or exchange the Property (as hereinafter defined);

(b)     To exercise all powers enumerated in the Act or this Agreement necessary or convenient to the conduct, promotion or attainment of the business or purposes set forth in Section 1.4(a); and

(c)     Notwithstanding anything in this Agreement to the contrary, the Partnership shall not take, or refrain from taking, any action which, in the judgment of the BH Investor, in its sole and absolute discretion, (i) could adversely affect the ability of Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation (“BH REIT”) to achieve or maintain qualification as a real estate investment trust, (ii) could subject BH REIT to any additional taxes under Section 857 or Section 4981 of the Code or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over BH REIT or its securities, unless such action (or inaction) shall have been specifically consented to by BH REIT in writing. Any such action or inaction in contravention of Section 1.4 of this Agreement shall be void ab initio, and shall not be given any effect.

1.5          Term. The Partnership shall continue until December 31, 2057, unless earlier dissolved pursuant to the provisions of this Agreement.

1.6          Definitions. As used in this Agreement, unless the context clearly requires otherwise, the following words and phrases shall have the following meanings:

“Additional Capital Contributions” means all amounts contributed (or deemed to be contributed) to the Partnership as additional Capital Contributions by the Partners under Section 3.3.

“Additional Capital Investment Base” means the Additional Capital Contributions as they may be adjusted pursuant to Section 3.4 of this Agreement.

“Additional Development Capital Contributions” means all amounts contributed to the Partnership as additional development Capital Contributions by the Partners under Section 3.2.

“Additional Development Equity Investment Base” means the Additional Development Capital Contributions as they may be adjusted pursuant to Section 3.4 of this Agreement.

“Adjustment Date” means the close of business on the last day of any fiscal year of the Partnership and any other date as of which Profits and Losses are allocable under this Agreement.

“Affiliate” means, with respect to any Person (a) any other Person, directly or indirectly controlling, controlled by or under common control with such Person; (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such specified Person; (c) any officer, director, partner, member or trustee of such specified Person; and (d) if any Person who is an Affiliate is an officer, director, partner, member or trustee of another Person, such other Person. The term “control” shall mean the ability, directly or indirectly, to control the management of an entity.

“Agreement” means this Agreement of Limited Partnership.

“Approval by Partnership Vote” means approval by a Majority in Interest of the Partners pursuant to a Partnership Vote. Any determination made by Approval by Partnership Vote shall be binding on all Partners without further consent and approval.

“Asset Management Fee” has the meaning set forth in Section 4.8(d).

“Assets” means all of the assets of the Partnership (including, without limitation, the Property).

“Business Plan” means any business plan prepared by the Fairways Investor and approved by the BH Investor and setting forth the estimated business activities of the Partnership for the then current or immediately succeeding calendar year and for each month and each calendar quarter of such calendar year, in such detail as determined by the Partners.

“Capital Account” means, with respect to each Partner, the account established and maintained on the books and records of the Partnership for each Partner pursuant to Section 3.7 below, adjusted as provided for therein.

“Capital Contribution” means the amount of money and the Gross Asset Value of other property or consideration contributed to the capital of the Partnership (net of liabilities securing such property that the Partnership has assumed or taken subject to, under Section 752 of the Code) by a Partner.

“Capital Contribution Balance” means, for the Partners, the cumulative Capital Contributions of that Partner less the cumulative distributions which constitute a return of capital to that Partner thereof pursuant to Sections 6.1(a), (b) (c) and (d).

“Cash Needs” has the meaning set forth in Section 3.3.

“Certificate” means the Certificate of Limited Partnership of the Partnership.

“City Development Agreement” means that certain Frisco Square Development Agreement among the City of Frisco, Frisco Square Ltd. and Five Star Development Co., Inc. dated as of July 28, 2000, as amended by that certain First Supplement to Frisco Square Development Agreement dated as of February 12, 2007 among the City of Frisco, Frisco Square Land, Ltd, Frisco Square B1-6F1-11, Ltd., Frisco Square B1-7F1-10, Ltd and Frisco Square Properties, Ltd. and as further amended by that certain Amendment to First Supplement to Frisco Square Development Agreement dated as of May 1, 2007 among the City of Frisco, Frisco Square Land, Ltd, Frisco Square B1-6F1-11, Ltd., Frisco Square B1-7F1-10, Ltd and Frisco Square Properties, Ltd.

“Class A Limited Partners”  means the BH Investor and any successors, assigns, substitutions or replacements thereof in accordance with this Agreement.

“Class A Partners”  means the General Partner, the Class A Limited Partners and any successors, assigns, substitutions or replacements thereof in accordance with this Agreement.

“Class A Partnership Percentage”  means with respect to each Class A Partner, the percentage set forth opposite each Class A Partner’s name on the attached Exhibit B, as such percentages may be adjusted as set forth in this Agreement.

“Class B Limited Partners”  means Frisco Square Land, Ltd., Frisco Square Properties, Ltd., Frisco Square B1-6, F1-11, Ltd., Frisco Square B1-7, F1-10, Ltd., and any successors, assigns, substitutions or replacements thereof in accordance with this Agreement. The Class B Limited Partners shall act collectively through their Designated Representative.

“Class B Limited Partnership Percentage”  means with respect to each Class B Limited Partner, the percentage set forth opposite such Class B Limited Partner’s name on the attached Exhibit B as such percentages may be adjusted as set forth in this Agreement.

“Class of Partners” means, as applicable, either (a) all the Class A Partners, or (b) all the Class B Limited Partners.

“Code” means the Internal Revenue Code of 1986 as it may be amended or revised from time to time, or any provision of succeeding law.

“Delinquent Class” has the meaning set forth in Section 3.4.

“Depreciation” means, with regard to any Partnership asset for any fiscal year or other period, the depreciation, depletion or amortization, as the case may be, allowed or allowable for federal income tax purposes; provided, however, that if there is a difference between the Gross Asset Value and the adjusted tax basis of such asset, Depreciation shall mean “book depreciation, depletion or amortization” as determined under Section 1.704-1(b)(2)(iv)(g)(3) of the Regulations.

“Designated Representative” means (a) the General Partner, with respect to the Class of Partners comprised of the Class A Partners, and (b) Fairways Equities, LLC, with respect to the Class of Partners comprised of the Class B Limited Partners.

“Developer” means Frisco Square Development, Ltd., a Texas limited partnership.

“Development Agreement” means those Development Agreements by and between the Partnership and Developer providing for the performance by Developer of development services with respect to different Phases of the Development of the Property pursuant to the terms of the Master Development Agreement.

“Development Budget” means the budget or budgets for construction of the Improvements and the development of the Property prepared by or at the direction of Fairways Investor and approved by the BH Investor and setting forth the estimated capital and operating expenses of the Partnership (and Reserves) for the then current or immediately succeeding calendar year and for each month and each calendar quarter of such calendar year, in such detail as determined by the Partners.

“Distributable Cash” means all cash, revenues, and funds received by the Partnership from any source, and any amounts released from Reserves pursuant to an approved Development Budget to the extent the BH Investor deems that the amount released is no longer required to be retained in Reserves, less the sum of the following to the extent paid or set aside by the Partnership: (a) all principal and interest payments on indebtedness of the Partnership and all other sums paid to lenders; (b) all cash expenditures incurred incident to the normal operation of the Partnership business; (c) such amounts as may be added to Reserves pursuant to an approved Development Budget as the BH Investor deems reasonably necessary to the proper operation of the Partnership’s business.

“General Partner”  means Behringer Harvard Frisco Square GP, LLC, a Delaware limited liability company, and any other Person who has been admitted as a General Partner in the Partnership pursuant to the provisions of this Agreement.

“Gross Asset Value” means, except as set forth below, the adjusted basis of an asset for federal income tax purposes:

(a)     The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset at the time of contribution, as determined by the BH Investor (subject to Approval by Partnership Vote);

(b)     The Gross Asset Value of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the BH Investor (subject to Approval by Partnership Vote), as of the following times: (i) the acquisition of an additional interest in the Partnership by any new or existing Partners in exchange for more than a de minimis Capital Contribution and any such other time as the BH Investor reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interest of the Partners in the Partnership; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership and any such other time as the BH Investor reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; and (iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(c)     The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution, as determined by the BH Investor (subject to Approval by Partnership Vote); and

(d)     The Gross Asset Values of Partnership assets shall be increased or decreased to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b) as determined by the BH Investor (subject to Approval by Partnership Vote), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent the BH Investor, determines that an adjustment pursuant to subsection (b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant this subsection (d).

(e)     After the Gross Asset Value of an asset has been determined or adjusted pursuant to subsections (a), (b), or (d) hereof, Gross Asset Value will be adjusted by the Depreciation taken into account with respect to the asset for purposes of computing Profits or Losses. If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsections (a), (b), (c) or (d) of this provision, such Gross Asset Value shall thereafter be computed in accordance with Section 1.704-1(b)(2)(iv) of the Regulations.

“Improvements” means any improvements and related amenities now located or to be constructed on the Property.

“Initial Capital Contributions” means all amounts contributed (or deemed to be contributed) to the Partnership as a Capital Contribution by the Partners under Section 3.1.

“Investment Base” means the Initial Capital Contributions, the Additional Development Equity Investment Base and the Additional Capital Investment Base.

“IRR” means, as to the Partners, the actual internal rate of return on the investment in the Partnership made by the Partners, as calculated by the General Partner on a compounded annual basis taking into consideration the timing and amount of the Capital Contributions made by the Partners, as well as the timing and amount of all distributions received as a result of such investment. For purposes of calculating the IRR, all Property owned by the Partnership shall be treated as a single investment and the income from the Property owned by the Partnership shall be treated as from a single source. For purposes of calculating the IRR, the Capital Contributions made by the Partners shall be deemed invested on the date received by the Partnership, and all distributions shall be deemed to have been made on the date paid by the Partnership. An example of the IRR methodology and calculation is attached hereto as Exhibit D.

“Major Decision” has the meaning set forth in Section 4.2 of this Agreement.

“Majority in Interest of Partners” shall mean Partners owning more than fifty percent (50%) of the Partnership Percentages.

“Management Agreements” means the Office/Retail Management Agreement and the Multifamily Management Agreement.

“Management Subcontracts” means the Office/Retail Management Subcontract and the Multifamily Management Subcontract.

“Manager” means HPT Management Services LP, a Texas limited partnership.

“Master Development Agreement” means that certain Master Development Agreement between the Partnership and the Developer providing for a mechanism to determine whether to proceed with new phases of development and for determination of future development fees in the form of Exhibit F attached hereto.

“Multifamily Management Agreement” means that certain Property Management Agreement between the Partnership and Manager providing for the performance by Manager of management services with respect to the 114 multifamily units in existence as of the date hereof.

“Multifamily Management Subcontract” means that certain property management subcontract between Subcontractor and Manager providing for the performance by Subcontractor of management services with respect to the 114 multifamily units in existence as of the date hereof.

“Nonrecourse Deductions” has the meaning set forth in Sections 1.704-2(b)(1) and 1.704-2(c) of the Regulations. Subject to the preceding sentence, the amount of Nonrecourse Deductions for a Partnership fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during the fiscal year (determined under Section 1.704-2(d) of the Regulations) over the aggregate amount of any distributions during the fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain (determined under Section 1.704-2(h) of the Regulations).

“Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

“Office/Retail Management Agreement” means that certain Property Management Agreement between the Partnership and the Manager providing for the performance by the Manager of management services with respect to the existing office and retail components of the Property.

“Office/Retail Management Subcontract” means that certain Property Management Agreement between the Manager and the Subcontractor providing for the performance by the Subcontractor of management services with respect to the existing office and retail components of the Property.

“Operating Expenses” means all the cash expenditures made or required to be made by the Partnership in connection with the operation of the Partnership in the ordinary course of business, including without limitation, cash expenditures made or required to be made by the Partnership in connection with the development, ownership, management, improvement, operation, maintenance, financing and upkeep of the Property, as well as debt service (principal and interest) and capital expenditures of the Partnership; provided, however, Operating Expenses shall not include (a) any overhead or general administrative costs or expenses of the Partners or salaries or other compensation paid to its employees, officers, directors or shareholders (unless specifically provided for in this Agreement); (b) any expenditures paid or payable from cash Reserves of the Partnership (provided that to the extent any capital expenditures are made in excess of any such Reserves established for such capital expenditures, such excess amounts shall be included as an Operating Expense); and (c) non-cash items such as depreciation and amortization.

“Parcel” means one of the legally divisible separate parcels identified on Exhibit A attached hereto.

“Partially Adjusted Capital Accounts” means, with respect to any Partner as of an Adjustment Date, the Capital Account of such Partner as of the beginning of the fiscal year ending on such Adjustment Date (where such Capital Account does not reflect such Partner’s share of either cumulative Partner Minimum Gain or cumulative Partnership Minimum Gain), after giving effect to all allocations of items of income, gain, loss or deduction not included in Profits and Losses and all Capital Contributions and distributions during such period, but before giving effect to any allocations of Profits or Losses for such period pursuant to Section 7.1 hereof, increased by (a) such Partner’s share of Partnership Minimum Gain as of the end of such fiscal year, and (b) such Partner’s share of Partner’s Minimum Gain as of the end of such fiscal year.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability.

“Partner Nonrecourse Debt” has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

“Partner Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(i) of the Regulations. Subject to the foregoing, the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during that fiscal year over the aggregate amount of any distribution during that fiscal year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i) of the Regulations.

“Partners” means each of the General Partner, the BH Investor, Frisco Square Land, Ltd., Frisco Square Properties, Ltd., Frisco Square B1-6, F1-11, Ltd. and Frisco Square B1-7, F1-10, Ltd., and any other Person that is admitted as a Partner in the Partnership pursuant to the provisions of Article VIII, and “Partners” means collectively all of such Partners.

“Partnership” means Behringer Harvard Frisco Square LP, a Delaware limited partnership.

“Partnership Minimum Gain” has the meaning set forth in Section 1.704-2(d) of the Regulations. Subject to the foregoing, Partnership Minimum Gain shall equal the amount of gain, if any, which would be recognized by the Partnership with respect to each nonrecourse liability of the Partnership (or Property owner) if the Partnership were to Transfer the Partnership property (or the Property owner were to Transfer the Property owner property) which is subject to such nonrecourse liability in full satisfaction thereof.

“Partnership Percentage” means initially (a) seventy percent (70%) as to the Class A Partners, and (b) thirty percent (30%) as to the Class B Limited Partners, subject to adjustment in accordance with the terms of this Agreement.

“Partnership Vote” shall mean a vote of the Partners. A Partnership Vote may be conducted at a meeting of the Partners, which meeting may take place by means of telephone conference,

video conference or similar communications equipment by means of which all Persons participating therein can hear each other. Alternatively, a Partnership Vote may be conducted by notice sent by one of the Partners, which notice shall set forth the matter with respect to which the Partnership Vote is to be made. If a written consent or consents setting forth the matter to be determined is signed by a Majority in Interest of the Partners, Approval by Partnership Vote shall be deemed to have been obtained with respect to such matter. If a written consent or consents setting forth the Major Decision to be determined is signed by the Partners, then approval of such Major Decision shall be deemed to have been obtained with respect to such matter.

“Person” means any individual or entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits, and, unless the context otherwise requires, the singular shall include the plural, and the masculine gender shall include the feminine and the neuter and vice versa.

“Phase” means a phase of development on the Property proposed by or at the direction of Fairways Investor and agreed to by the Partnership (by Approval by Partnership Vote) pursuant to the Master Development Agreement.

“Profits” and “Losses” means, for each fiscal year or other period, an amount equal to the Partnership’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)     Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this subsection (a) shall be added to such taxable income or loss;

(b)     Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this subsection (b) shall be subtracted from such taxable income or loss;

(c)     In the event the Gross Asset Value of any of the Partnership assets is adjusted pursuant to subsections (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(d)     Gain or loss resulting from any disposition of Partnership assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)     In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation computed in accordance with Section 1.704-1(b)(2)(iv)(g) of the Regulations for such fiscal year or other period; and

(f)      Notwithstanding anything contained herein to the contrary, any items which are specially allocated pursuant to Sections 7.3(a), 7.3(b), 7.3(c), 7.3(d), 7.3(e) and 7.3(f) shall not be taken into account in computing Profits or Losses.

“Property” means that certain portion of a master planned development located on approximately 50.4236 -acres of land (and all rights and appurtenances incident thereto) consisting of the Parcels described in Exhibit A attached hereto and all Improvements located, or to be constructed, or developed thereon.

“Regulations” means the federal income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Reserves” means funds set aside or amounts allocated to reserves for working capital, taxes, insurance, debt service or other costs and expenses incident to the ownership, development and operation of the Property. The amount of funds to be set aside in Reserves shall be determined by the BH Investor.

“Subcontractor” means Frisco Square Development, Ltd., a Texas limited partnership.

“Target Account” means, with respect to any Partner as of any Adjustment Date, a balance (which may be positive or negative) equal to the hypothetical amount that such Partner would receive upon the liquidation of the Partnership, assuming that (a) all assets of the Partnership were sold for an amount equal to their respective Gross Asset Values, (b) all liabilities of the Partnership became due and were satisfied in accordance with their terms (limited with respect to each non-recourse liability, to the Gross Asset Value of the asset securing such liability), and (c) all net assets of the Partnership were distributed pursuant to Section 6.2 hereof, computed after the Capital Contributions have been made for the period ending on such Adjustment Date.

“Transfer” means, with respect to a particular property, right or interest, the assignment, sale, transfer, pledge, disposition, hypothecation, mortgage, pledge or the grant of a lien or security interest in such right or interest (or any part thereof), whether voluntarily, involuntarily or by operation of law, and whether for consideration or no consideration.

ARTICLE II.

PARTNERS

2.1          General Partner. The name and address of the General Partner is as follows:

Name	Address

Behringer Harvard Frisco Square GP, LLC	15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Attn: Chief Legal Officer

2.2          Limited Partners. The names and addresses of the Limited Partners are as follows:

Name	Address

Behringer Harvard Frisco Square Investor, LLC	15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Attn: Chief Legal Officer

Frisco Square Land, Ltd.	16250 Dallas Parkway, #102
Dallas, Texas 75248

Frisco Square Properties, Ltd.	16250 Dallas Parkway, #102
Dallas, Texas 75248

Frisco Square B1-6, F1-11, Ltd.	16250 Dallas Parkway, #102
Dallas, Texas 75248

Frisco Square B1-7, F1-10, Ltd.	16250 Dallas Parkway, #102
Dallas, Texas 75248

ARTICLE III.

CAPITAL

3.1          Initial Capital Contributions. The Partners shall each make an Initial Capital Contribution to the Partnership of cash and/or property in the amount set forth on Exhibit B attached hereto and made a part hereof and in accordance with the schedule set forth in Exhibit B (it being agreed that time is of the essence with respect to the making of such Initial Capital Contributions).

3.2          Additional Development Capital Contributions. After the Initial Capital Contributions are made, the parties agree that additional funds will be necessary pursuant to the Development Budget and the parties agree that each party will make Additional Development Capital Contributions in the amounts set forth in the Development Budget.

3.3          Additional Capital Contributions.

(a)     If at any time the General Partner determines that the Partnership requires (or will require) additional funds for any purpose set forth in Section 1.4 herein excluding any Additional Development Capital Contributions (“Cash Needs”), then the General Partner shall use reasonable efforts to secure third party or Partner loans to fulfill such Cash Needs. If such efforts to secure third party or Partner loans are unsuccessful, the General Partner may send the Partners written notice (“Additional Capital Notice”) requesting that the Partners contribute in cash such amounts as are necessary to satisfy such Cash Needs and describing the purpose for which the funds are needed. If so requested, each Partner shall be obligated to make an Additional Capital Contribution equal to the product of its Partnership Percentage and the amount of the Cash Needs. The time for the payment of any Additional Capital Contribution to the Partnership shall be determined by the General Partner, but shall in no event be less than thirty (30) days after the delivery of the Additional Capital Notice.

(b)     With respect to any efforts by the General Partner to obtain loans to the Partnership from a third party or a Partner, the financing terms must be substantially similar to (or more favorable than) loans which the Partnership could obtain on a competitive arms-length basis. If the General Partner is unable to determine whether the financing terms are competitive on an arms-length basis, the General Partner may seek and rely upon the advice of an independent expert in financing. If any Partner makes any loan or loans to the Partnership or advances money on its behalf, the amount of any loan or advance shall not be treated as a Capital Contribution but shall be treated as a debt due from the Partnership to such Partner.

3.4          Delinquent Class.

(a)     If a Class of Partners fails to timely contribute all or any portion of any Additional Development Capital Contribution or any Additional Capital Contribution required of such Class of Partners, then such Class of Partners shall be considered a “Delinquent Class.”  The Partnership may, upon notice to the Delinquent Class, exercise the following as its sole and exclusive remedy: permit the non-Delinquent Class of Partners to contribute that portion of the Additional Development Capital Contribution or the Additional Capital Contribution that is in default as an Additional Development Capital Contribution or an Additional Capital Contribution made by the non-Delinquent Class of Partners, in which case the non-Delinquent Class of Partners shall have its Partnership Percentage increased and the Delinquent Class shall have its Partnership Percentage decreased in the following manner: (A) the Partnership Percentage of the non-Delinquent Class of Partners immediately following such Additional Development Capital Contributions or Additional Capital Contributions shall be increased by an amount equal to 200% x A/B, where ‘A’ equals the amount the non-Delinquent Class of Partners contributed in respect of the Delinquent Class’ required Additional Development Capital Contribution or Additional Capital Contribution, and ‘B’ equals the Capital Contributions Balance previously made to the Partnership after giving effect to the amounts advanced under this Section 3.4(a) on behalf of the Delinquent Class; (B) the Partnership Percentage of the Delinquent Class shall be decreased by the increase of the non-Delinquent Class of Partner’s Partnership Percentage. The Class A Partnership Percentages or the Class B Limited Partnership Percentages would then be decreased for the Delinquent Class on a pro rata basis per Partner of the Delinquent Class and increased for the non-delinquent Class of Partners on a pro rata basis per Partner of the non-delinquent Class of Partners. In addition, the non-Delinquent Class of Partners shall have its Investment Base increased in the following manner: the Investment Base of the non-Delinquent Class of Partners immediately following such Additional Development Capital Contributions or Additional Capital Contribution shall be increased by an amount equal to 200% of the Delinquent Class’ required Additional Development Capital Contribution or Additional Capital Contribution (which shall be inclusive of the Additional Development Capital Contribution or Additional Capital Contribution made by the non-Delinquent Class of Partners on behalf of the Delinquent Class). For purposes of Section 6.1 below, such increase in the Investment Base shall be applied to either the Additional Development Investment Base or to the Additional Equity Investment Base, depending on the type of Capital Contribution required. An example of the operation of this Section 3.4(a) is set forth in Exhibit C attached hereto.

(b)     The exercise by the Partnership of the remedy set forth in Section 3.4(a) above shall be determined by the non-Delinquent Class of Partners in their sole discretion and not by any Delinquent Class.

3.5          Financing. The Partnership will assume a portion of the existing debt (consisting of a the existing Comerica, Compass Bank and First National Bank of Omaha loans to the Fairways Investor secured by the Property) totaling approximately $35 million and then seek new financing with an anticipated initial funding of approximately $60 million. The BH Investor may, in its sole discretion, elect to offer mezzanine financing to the Partnership in connection with any development project. Such mezzanine financing will be on such terms and at such a rate that is consistent with then current market pricing.

3.6          Bridge Financing. Upon the execution hereof, BH Investor shall make a loan to the Company (the “Payoff Loan”) in the amount of $20,071,929.00 which is the amount of outstanding debt under the Citibank loan made to the Fairways Investor plus a six month interest reserve, at an interest rate of ten percent (10%) which interest shall be paid current to be used solely in connection with the payoff of the Citibank loan which Payoff Loan shall be secured by that portion of the Property currently encumbered by the Citibank loan and the two parking lot parcels to be acquired from the City of Frisco. Such Payoff Loan shall mature six months after its execution date. The Members agree that permanent third party financing shall be obtained as soon as is commercially reasonable (which shall be no later than six months after the acquisition of the Property) and the Payoff Loan shall be repaid to BH Investor along with any accrued interest out of the proceeds of such financing.

3.7          Capital Accounts. The Partnership shall establish and maintain on its books and records for each Partner a capital account (collectively the “Capital Accounts”) in accordance with Section 1.704-1(b)(2)(iv) of the Regulations. Subject to the foregoing, each Partner’s Capital Account generally shall be:

(a)     increased by (i) the amount of money contributed by such Partner to the Partnership, including Partnership liabilities assumed by such Partner; (ii) the fair market value of property (net of liabilities securing such property that the Partnership has assumed, or taken subject to, under Section 752 of the Code), or other consideration contributed by such Partner to the Partnership; and (iii) allocations to such Partner of Net Profits (and items thereof, including certain tax exempt income) and income and gain described in Section 1.704-1(b)(2)(iv)(g) of the Regulations; and

(b)     decreased by (i) the amount of money distributed to such Partner by the Partnership, including such Partner’s individual liabilities assumed by the Partnership; (ii) the fair market value of all property distributed to such Partner by the Partnership (net of liabilities that such Partner is considered to assume or take subject to under Section 752 of the Code); and (iii) allocations to such Partner of Net Losses and deductions, including expenses described in Section 705(a)(2)(B) of the Code which are not deductible for tax purposes.

3.8          Interest on and Withdrawal of Capital Contributions. The Partners shall not be entitled to receive any interest on Capital Contributions, nor shall the Partners be entitled to withdraw or otherwise receive a return of their Capital Contributions from the Partnership, except pursuant to the terms and conditions of this Agreement. No Partner shall be required to contribute or lend any cash or property to the Partnership to enable the Partnership to return any Partner’s Capital Contributions.

3.9          Resignation; Redemption. Except as otherwise expressly permitted by this Agreement, no Partner may resign or withdraw from the Partnership without Approval by Partnership Vote. Except as otherwise expressly permitted by this Agreement, a Partner’s interest in the Partnership may not be redeemed or purchased by the Partnership without prior approval by all of the Partners.

3.10        Transfers. If any interest in the Partnership is Transferred in accordance with the terms of this Agreement, the Transferee will succeed to the Capital Account of the Transferor to the extent it relates to the Transferred interest.

3.11        Assumed Financing. Fairways Investor acknowledges that the Partnership has agreed to assume certain loans currently encumbering the Property including loans made to certain of the Class B Limited Partners by Comerica and First National Bank of Omaha (the “Comerica and FNBO Loans”). In the event that an uncured event of Default is discovered or arises as a result or action or inaction by the Class B Limited Partners prior to the date of this Agreement under the Comerica or FNBO Loans then Fairways Investor agrees to be responsible for curing such event of default in full whether monetary or non-monetary. In the event that BH Investor or either lender under the Comerica and FNBO Loans provides notice to Fairways Investor of such a default and Fairways Investor fails to cure such default within five (5) business days and BH Investor cures such default, then the Class B Limited Partners shall have their Investment Base reduced by an amount equal to 300% of the amount of the existing default plus any interest or fees associated with the default or if the default is non-monetary, the Investment Base shall be reduced by 300% of the amount expended by BH Investor to cause such default to be cured

ARTICLE IV.

MANAGEMENT

4.1          General Powers of the General Partner. Except as provided in Section 4.2 hereof, the day-to-day administrative management of the Partnership and the implementation of the policy and decisions of the Partnership (as approved by a Majority in Interest of Partnership Percentages) shall be the obligation of and rest with the General Partner, which shall have all the rights and powers as are necessary, advisable or convenient to the management of the business and affairs of the Partnership, subject to the limitations contained herein, including those matters described in Section 4.2 below. The General Partner shall exercise sound business judgment in managing the affairs of the Partnership. Notwithstanding anything set forth to the contrary in this Agreement, the General Partner shall be the only Partner entitled to bind the Partnership and enter into agreements and sign on the Partnership’s behalf. Notwithstanding the foregoing, the General Partner may give express written authorization, in its sole discretion, to the other Partners, delegating the authority to sign on the Partnership’s behalf. In addition, the General Partner hereby approves of the delegation of certain administrative rights to the Fairways Investor through the approval process of the Development Budget and Business Plan, and to the Developer as set forth in any Development Agreement, to the Manager as set forth in the Management Agreements and to the Subcontractor as set forth in any Management Subcontracts. In addition, no Partner may make or implement any decision set forth in this Agreement to be made or implemented by the General Partner or give any notices required to be given without the written approval of the General Partner or pursuant to Approval by Partnership Vote.

4.2          Major Decisions. The General Partner must obtain the approval of the BH Investor and the Fairways Investor prior to implementing a Major Decision (as hereinafter defined). A “Major Decision” as used in this Agreement means any decision with respect to the following matters

(a)     any merger or consolidation of the Partnership with another entity;

(b)     any borrowing by the Partnership secured by a deed of trust or lien against the Property in excess of $2,000,000 or any guarantee of debt of any other Person;

(c)     causing the Partnership to file a voluntarily bankruptcy petition, seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Partnership or a substantial portion of its assets, causing the Partnership to file a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, causing the Partnership to file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature or to take any action in furtherance of the foregoing;

(d)     causing the Partnership to file or settle any lawsuit involving an amount in dispute in excess of $1,000,000;

(e)     any payment by the Partnership of any compensation to a Partner or an Affiliate of a Partner, or any transaction between the Partnership and any Partner or Affiliate of a Partner, except to the extent that any payment to, or transaction with, a Partner is set forth in an approved Operating Budget or expressly authorized or approved pursuant to the terms of this Agreement;

(f)      the dedication of any portion of the Property to any federal, state or local government or political subdivision;

(g)     executing or approving any agreement, contract, or arrangement that imposes an obligation or liability on the Partnership in excess of $1,000,000 except as provided for in 4.2(b) above;

(h)     assigning the Partnership’s rights in specific Partnership property for other than Partnership purposes;

(i)      any act which would make it substantially impractical to carry on the ordinary business of the Partnership;

(j)      any confession of a judgment against the Partnership;

(k)     making, executing or delivering any assignment for the benefit of creditors of the Partnership, or signing any bond, confession of judgment, indemnity bond or surety bond by or on behalf of the Partnership;

(l)      any sale or other disposition of any asset of the Partnership having a value in excess of $1,000,000;

(m)    any mezzanine financing offered to the Partnership by the BH Investor;

(n)     any admission of any new Partner to the Partnership; and

(o)     the dissolution or termination of the Partnership

4.3          Operating Budgets. The Partnership shall operate under annual Operating Budgets which shall be prepared by the Fairways Investor and approved by the BH Investor. After an annual Operating Budget has been approved by the BH Investor, the General Partner shall implement it on behalf of the Partnership as set forth in the Development Agreement, the Management Agreements or the Management Subcontracts and may cause the Partnership to incur the expenditures and obligations therein provided.

4.4          Payment of Costs and Expenses. The Partnership will be responsible for paying all costs and expenses of forming and continuing the Partnership (including reasonable legal fees of each Partner with regard to the negotiation of this Agreement), conducting the business of the Partnership, including, without limitation, accounting costs, legal expenses and office supplies. In the event any such costs and expenses are incurred and paid by the General Partner on behalf of the Partnership, then, except as expressly provided to the contrary in this Agreement, such Partner shall be entitled to be reimbursed for such payment so long as such cost or expense was reasonably necessary and is reasonable in amount. The Partnership may use the proceeds of any revenues of the Partnership to reimburse a Partner for any such costs and expenses so paid.

4.5          Transactions with Affiliates. The Partners hereby acknowledge and agree that approval of the BH Investor and the Fairways Investor has been obtained with respect to the Management Agreement, Development Agreement, Management Subcontracts and other fees payable by the Partnership to Affiliates of the Partners as set forth in Section 4.8 below.

4.6          Delegated Authority to Management. The General Partner may delegate certain of its powers and responsibilities to the officers of the Partnership (the “Officers”), and in such event, the Officers shall have such power and authority specified by the General Partner. The current officers of the Partnership are set forth on Schedule 4.6. The General Partner shall appoint the Officers including any successors. Any Officer appointed by the General Partner may be removed by the General Partner whenever it determines. No Officer shall be paid any compensation unless approved by all of the Partners and such compensation shall be reasonable, at market rates and subject to industry standard for the tasks performed.

4.7          No Employees. The Partnership shall have no employees.

4.8          Fees Payable by the Partnership.

(a)     The Partnership shall enter into the Management Agreements, pursuant to which the Manager will receive a base management fee as more specifically set forth in the Management Agreements.

(b)     The Manager shall enter into the Office/Retail Subcontract in substantially the form of Exhibit E-1 attached hereto and into the Multifamily Subcontract in substantially the form of Exhibit E-2 attached hereto pursuant to which the Subcontractor will receive a base management fee as more specifically set forth in the Management Subcontracts. The Manager may, but is not obligated to, enter into subsequent Management Subcontracts in substantially the form attached hereto as Exhibit E-1 with Manager for additional Phases as they are completed.

(c)     The Partnership shall enter into the Development Agreements with Developer to perform development services in respect of Phase I and Phase II, pursuant to which the Developer will receive a development fee from the Partnership, as more specifically set forth in the Development Agreements. The Partnership may enter into subsequent Development Agreements for each Phase with Developer pursuant to the terms of the Master Development Agreement attached hereto as Exhibit F.

(d)     The Partnership shall pay to Behringer Harvard Opportunity Advisors LP, an affiliate of the BH Investor (“BH Advisors”) and Fairways Equities, LLC, a Texas limited liability company an affiliate of the Fairways Investor, each an annual asset management fee (the “Asset Management Fee”). Such Asset Management Fee shall be 0.75% of the total amount invested in the Partnership by the BH Investor and the Fairways Investor as pro rata debt and equity, respectively. The Asset Management Fee will be calculated and paid monthly in arrears.

(e)     Upon the initial loan funding of any project financing (for each stage of development), the Partnership shall pay to BH Advisors a fee equal to one percent (1%) of the loan amount out of which BH Advisors shall pay any additional broker’s fees up to one half of one percent (.5%) of the loan amount. Any financing fee over one percent (1%) of the loan amount shall be approved by the BH Investor and the Fairways Investor.

(f)      Upon the sale of the Property or any portion thereof, and the related operating components of the Property or any portion thereof, the Partnership shall pay to BH Advisors a fee equal to one percent (1.0%) of the gross selling price out of the proceeds of the sale.

4.9          Other Compensation. Except as provided in this Agreement, no Partner or its Affiliate shall be entitled to any compensation unless Approval by Partnership Vote is obtained with respect thereto or pursuant to Section 4.2(e) if required.

4.10        Construction Requirements. The completion or renovation of improvements which are to be constructed on the Property shall be guaranteed at the price contracted either by an adequate completion bond or by other assurances satisfactory to the Partners, which assurances shall include one or more (at the discretion of the Partners) of the following: (a) a written personal guarantee of one or more of the general contractor’s principals accompanied by the financial statements of such guarantor indicating a substantial net worth; (b) a written fixed price contract with a general contractor that has a substantial net worth; (c) a retention of a reasonable portion of construction costs as a potential offset to such construction costs in the event the general contractor does not perform in accordance with the construction contract; or (d) a program of disbursements control which provides for direct payments to subcontractors and suppliers. The Partnership shall make no periodic progress or other advance payments to the general contractor or any subcontractor unless the Partnership has first received an architect’s certification as to the percentage of the improvements which has been completed and as to the dollar amount of the construction then completed.

4.11        Financing. The BH Investor shall be responsible for identifying sources of project financing including both acquisition and construction financing. Such source of financing will require Approval by Partnership Vote. The BH Investor will use reasonable efforts to obtain non-recourse financing. However, if such non-recourse financing is not available or commercially reasonable, the BH Investor and the Fairways Investor shall provide guarantees for their pro-rata portion of the financing.

4.12        Assignment of City Development Agreement. The Class B Limited Partners that constitute the Fairways Investor are party to the City Development Agreement. Unless otherwise instructed in writing by the BH Investor, the Fairways Investor shall use its best efforts to cause the City of Frisco to partially assign the City Development Agreement to the Partnership, with respect to only the Property owned by the Partnership or its wholly-owned subsidiaries, within 180 days after the execution of this Agreement in a form reasonably acceptable to BH Investor. If such City Development Agreement is not partially assigned to the Partnership in a form reasonably acceptable to the BH Investor within 180 days after the execution of this Agreement then Fairways Investor shall have its Investment Base reduced by 25%, which reduction shall be applicable to the Initial Capital Contributions. If such City Development Agreement is still not partially assigned to the Partnership in a form reasonably acceptable to the BH Investor within 270 days after the execution of this Agreement, then Fairways Investor shall have its Investment Base reduced by an additional 25%. BH Investor agrees to assume 70% of the liability with respect to the Property owned by the Partnership under the City Development Agreement and BH Investor agrees to execute a guaranty in a form reasonably acceptable to BH Investor for the benefit of the City of Frisco evidencing the same. From the date of this Agreement until the City Development Agreement is assigned to the Partnership, Fairways Investor agrees that it will (a) obtain the consent of the BH Investor prior to taking any action under the City Development Agreement, (b) take such action in accordance with the City Development Agreement as is directed by the BH Investor, and (c) will complete all obligations under the City Development Agreement such that no event of default will exist thereunder.

ARTICLE V.

RIGHTS AND POWERS OF PARTNERS

5.1          Limitation of Liability.

(a)     Limitation of Liability of Limited Partners. The Limited Partners shall not be bound by, or personally liable for, obligations or liabilities of the Partnership to outside third parties beyond the amount of their Capital Contributions to the Partnership, and the Limited Partners shall not be required to contribute any capital to the Partnership for any obligations to third parties in excess of the Capital Contributions actually made under Sections Sections 3.1, 3.2 and 3.3 hereof.

(b)     Limitation on Liability of General Partner. The General Partner (including its members, officers, directors, agents, employees and representatives) shall not be liable or responsible in damages or otherwise to the Partnership or any Partner for any liability or loss relating to the performance or nonperformance of any act concerning the business of the Partnership, provided the General Partner was not guilty of gross negligence or willful misconduct.

5.2          Indemnification.

(a)     The General Partner (including its members, partners, officers, directors, agents, employees and representatives) shall be indemnified by the Partnership to the fullest extent permitted by law, against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it or any of them in connection with the Partnership, provided that the General Partner has determined in good faith that such course of conduct was in, and not opposed to, the best interests of the Partnership and such liability or loss was not the result of gross negligence or willful misconduct, or a material breach of this Agreement on the part of the General Partner or such person, and (2) any such indemnification will only be recoverable from the assets of the Partnership and the General Partner shall not have any liability on account thereof. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation of the existence of any General Partner, or the withdrawal, adjudication of bankruptcy or insolvency of any General Partner.

(b)     Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against any person who may be entitled to indemnification pursuant to this Section 5.2 may be paid by the Partnership in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by such person on behalf of the Partnership, (ii) the legal action is initiated by a third party who is not a Partner, and (iii) such person undertakes to repay the advanced funds to the Partnership in cases in which it is not entitled to indemnification under this Section 5.2.

(c)     The term “General Partner” as used in this Section 5.2 shall include any additional or substitute general partner and any Affiliate of a General Partner performing services on behalf of the Partnership.

5.3          Other Business Activities. Subject to the other express provisions of this Agreement, each Partner and any Affiliate thereof may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in direct or indirect competition with the Partnership, with no obligation to offer to the Partnership or any other Partner the right to participate therein or to account therefor. Notwithstanding the foregoing, the Fairways Investor and its affiliates shall not own an interest in or participate in the acquisition, development or redevelopment of any project similar to any component of the Property in or within the city limits of Frisco, Texas on their own or with any other party during the term of the Management Agreement or Development Agreement.

5.4          Information. In addition to the other rights specifically set forth in this Agreement, each Partner is entitled to the following information: (a) true and full information regarding the status of the business and financial condition of the Partnership; (b) promptly after becoming available, a copy of the Partnership’s federal, state and local income tax returns for each year; (c) a current list of the name and last known business, residence or mailing address of each Partner; (d) a copy of this Agreement, the Certificate, and all amendments to such documents; and (e) other information regarding the affairs of the Partnership to which that Partner is entitled pursuant to the Act.

5.5          Press Releases. No public announcement, press release or other similar public disclosure of the terms of this Agreement, the activities of the Partnership, or the plans of the Partnership will be made unless same is authorized in writing by the BH Investor. However, notwithstanding the preceding sentence, any Partner shall have the right, without obtaining the consent of any other Partner, to make such disclosures as may, in the reasonable judgment of such Partner’s counsel, be required by applicable law. Furthermore, it is agreed that the foregoing provisions of this Section 5.5 shall not prohibit a Partner from disclosing such information to the accountants, attorneys, consultants, lenders and vendors of the Partnership as is necessary to allow such parties to provide services, funds or goods to the Partnership. The Partners have agreed that if a Partner breaches the obligation set forth in the first sentence of this Section 5.5 (the “Non-Disclosure Obligation”), the actual damages that will be incurred by the other Partners as a result of such breach would be extremely difficult or impracticable to determine. Therefore, the Partners agree that if a Partner or any Affiliate of a Partner breaches the Non-Disclosure Obligation, such Partner shall pay to each of the other Partners liquidated damages (the “Liquidated Damages”) in the amount of Fifty Thousand Dollars ($50,000) for each such breach, such amount having been agreed upon, after negotiation, as the Partners’ reasonable estimate of the damages that will be suffered by reason of a breach of the Non-Disclosure Obligation. Any Liquidated Damages becoming payable pursuant to this Section 5.5 shall be paid within ten (10) days after the breach of the Non-Disclosure Obligation giving rise to the Liquidated Damages. If not paid within such ten (10) day period, the Liquidated Damages shall thereafter bear interest at the lesser of twelve percent (12%) per annum or the highest rate permitted by applicable law. All Partnership distributions and other payments that otherwise would be made to the Partner that is liable for Liquidated Damages shall be paid to the other Partners until the Liquidated Damages and all interest accrued thereon are paid in full (with all such payments being applied first to accrued and unpaid interest and then to the Liquidated Damages).

ARTICLE VI.

DISTRIBUTIONS/ALLOCATIONS OF PROFITS AND LOSSES

6.1          Distributions of Distributable Cash. Within twenty (20) days following the end of each calendar quarter, the Partnership shall distribute Distributable Cash in the following order of priority:

(a)     First, to the Partners in proportion to their respective Additional Capital Investment Base, until they have each received distributions resulting from their Additional Capital Investment Base sufficient to provide an annual IRR of twenty-five percent (25%) and including the return of any unrecovered Additional Capital Investment Base

(b)     Second, to the Class A Partners, in proportion to their Initial Capital Contributions, until they have received distributions resulting from their Initial Capital Contributions sufficient to provide an annual IRR of twenty-one and one half percent (21.5%) and including the return of their Initial Capital Contributions;

(c)     Third, to the Class B Limited Partners, in proportion to their Initial Capital Contributions, until they have each received distributions resulting from their Initial Capital Contributions sufficient to provide an annual IRR of twenty-one and one half percent (21.5%) and including the return of their Initial Capital Contributions;

(d)     Fourth, to each Class of Partners, in proportion to their Additional Development Investment Base, until each Class of Partners has received distributions resulting from their respective Additional Development Investment Base sufficient to provide an annual IRR of 21.5% to each Class of Partners and including the return of their Additional Development Investment Base;

(e)     Fifth, fifty percent (50%) to the Class A Partners and fifty percent (50%) to the Class B Limited Partners as adjusted in accordance with their Partnership Percentages as set forth in (f) below.

(f)      Notwithstanding anything to the contrary set forth above, if any Partner’s Partnership Percentage has been diluted by failure to make an Additional Development Capital Contribution or an Additional Capital Contribution pursuant to Section 3.2 or 3.3, then the distribution percentage with respect to the Delinquent Partner set forth in paragraph (e) above shall be reduced by the same percentage as the Partner’s Partnership Percentage has been reduced as a result of the dilution and the percentage of the non-diluted Partner shall be increased by the same amount.

(g)     For the purposes of Sections 6.1(a), (b), (c) and (d), the Distributable Cash will be distributed first to the return of Capital Contributions and then to provide the IRR set forth therein.

(h)     An example of the calculation of the Distributions contemplated above is set forth in Exhibit D attached hereto.

ARTICLE VII.

ALLOCATION OF PROFITS AND LOSSES

7.1          Allocation of Profits and Losses. After application of Section 7.3 hereof, Profits and Losses for each fiscal year or a portion thereof shall be allocated among the Partners as of each Adjustment Date so as to reduce, proportionately, in the case of any Profits, the difference between their respective Target Accounts and Partially Adjusted Capital Accounts as of each Adjustment Date and, in the case of Losses, the difference between their respective Partially Adjusted Capital Accounts and Target Accounts as of each Adjustment Date. To the extent that, in the fiscal year in which all or substantially all of the Partnership’s assets are disposed of, or in the fiscal year in which the Partnership is liquidated, the allocation of Profit or Loss set forth in the preceding sentence does not cause each Partner’s Partially Adjusted Capital Account balance to equal the balance of its Target Account, items of income or gain will be reallocated to any Partner with a Partially Adjusted Capital Account which is less than its Target Account, and items of loss, deduction or expense will be reallocated to any Partner with a Partially Adjusted Capital Account that is greater than its Target Account in such manner as to reduce, to the greatest extent possible, the difference between each Partner’s respective balance in its Target Account and its Partially Adjusted Capital Account balance.

7.2          Limitation on Loss Allocations. Notwithstanding anything in this Agreement to the contrary, no Losses or item of deduction shall be allocated to a Partner if such allocation would cause the Capital Account of such Partner to have a deficit in excess of the sum of (a) the amount of additional capital such Partner would be required to contribute to the Partnership if the Partnership were to dissolve on the last day of the accounting period to which such allocation relates, if any, plus (b) such Partner’s distributive share of Partnership Minimum Gain as of the last day of such accounting period, determined pursuant to Regulations Section 1.704-2(g)(1), plus (c) such Partner’s share of Partner Minimum Gain as of the last day of such year, determined pursuant to Regulation Section 1.704-2(i)(5). Any amounts not allocated to a Partner pursuant to the limitations set forth in this paragraph shall be allocated to the other Partners to the extent possible without violating the limitations set forth in this paragraph. For purposes of the foregoing provisions, the balance of a Partner’s Capital Account shall be determined after reducing such Capital Account by (i) all anticipated allocations of loss or deduction pursuant to Sections 704(e)(2) and 706(d) of the Code, and Section 1.751-1(b)(2)(ii) of the Regulations, and (ii) anticipated distributions to such Partner to the extent such anticipated distributions exceed anticipated increases to such Partner’s Capital Account during or prior to the year of distribution (other than increases which may not be taken into account pursuant to Section 1.704-1(b)(2)(ii)(d)(6) of the Regulations).

7.3          Special Allocations. The following special allocations shall be made in the following order:

(a)     Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, in the event there is a net decrease in Partnership Minimum Gain during a Partnership taxable year, each Partner shall be allocated (before any other allocation is made pursuant to this Section 7.3) items of income and gain for such year (and, if necessary, for subsequent years) equal to that Partner’s share of the net decrease in Partnership Minimum Gain. The determination of a Partner’s share of the net decrease in Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g). The items to be specially allocated to the Partners in accordance with this Section 7.3(a) shall be determined in accordance with Regulation Section 1.704-2(f)(6). This Section 7.3(a) is intended to comply with the Minimum Gain chargeback requirement set forth in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b)     Partner Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4), in the event there is a net decrease in Partner Minimum Gain during a Partnership taxable year, each Partner who has a share of that Partner Minimum Gain as of the beginning of the year, to the extent required by Regulation Section 1.704-2(i)(4), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) equal to that Partner’s share of the net decrease in Partner Minimum Gain. Allocations pursuant to this subparagraph (b) shall be made in accordance with Regulation Section 1.704-2(i)(4). This Section 7.3(b) is intended to comply with the requirement set forth in Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)     Qualified Income Offset Allocation. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) or which would cause the negative balance in such Partner’s Capital Account to exceed the sum of (i) his obligation to restore a Capital Account deficit upon liquidation of the Partnership, plus (ii) his share of Partnership Minimum Gain determined pursuant to Regulation Section 1.704-2(g)(1), plus (iii) such Partner’s share of Partner Minimum Gain determined pursuant to Regulation Section 1.704-2(i)(5), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate such excess negative balance in his Capital Account as quickly as possible. This Section 7.3(c) is intended to comply with the alternative test for economic effect set forth in Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d)     Gross Income Allocation. In the event any Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (i) any amounts such Partner is obligated to restore pursuant to this Agreement, plus (ii) such Partner’s distributive share of Minimum Gain as of such date, plus such Partner’s share of Partner Minimum Gain determined pursuant to Regulation Section 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 7.3(d) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 7.3 have been made, except assuming that Section 7.3(c) above and this Section 7.3(d) were not contained in this Agreement.

(e)     Allocation of Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the Partners in accordance with their respective Partnership Percentages.

(f)      Allocation of Partner Nonrecourse Deductions. Partner Nonrecourse Deductions shall be allocated as prescribed by the Regulations.

(g)     Basis Adjustment under Section 754. To the extent an adjustment to the adjusted tax basis of any Partnership assets pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain, if the adjustment increases the basis of the asset, or loss, if the adjustment decreases such basis, and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

7.4          Built-In Gain or Loss/Section 704(c) Tax Allocations. In the event that the Capital Accounts of the Partners are credited with or adjusted to reflect the Gross Asset Value of the Partnership’s property and assets, the Partners’ distributive shares of depreciation, depletion, amortization, and gain or loss, as computed for tax purposes, with respect to such property, shall be determined pursuant to Section 704(c) of the Code and the Regulations thereunder, so as to take account of the variation between the adjusted tax basis and Gross Asset Value of such property in a manner determined by Approval by Partnership Vote. Any deductions, income, gain or loss specially allocated pursuant to this Section 7.4 shall not be taken into account for purposes of determining Profits or Losses or for purposes of adjusting a Partner’s Capital Account. The partners agree that for purposes of these allocations, the traditional method with curative allocation will be used.

7.5          Recapture. Ordinary income arising from the recapture of depreciation and unrecaptured Section 1250 gain shall be allocated to the Partners in the manner that is prescribed by the Regulations, or if the Regulations do not prescribe a manner in which depreciation is to be recaptured, then depreciation shall be recaptured in the same manner as such depreciation was allocated to the Partners.

7.6          Retention of Section 751 Assets. Upon the occurrence of an event which would otherwise cause a reduction in a Partner’s respective interest in the Partnership’s Section 751 assets (“substantially appreciated inventory” and “unrealized receivables” as defined in Section 751 of the Code), such as the admission of new Partners or otherwise, no such reduction shall occur with respect to Partners who were Partners immediately preceding such event and who continue to be Partners after the occurrence of such event but, rather, each such Partner shall retain his respective interest in the Partnership’s Section 751 assets existing immediately prior to such event.

7.7          Prohibition Against Retroactive Allocations. Notwithstanding anything in this Agreement to the contrary, no Partner shall be allocated any loss, credit or income attributable to a period prior to his admission to the Partnership. In the event that a Partner Transfers all or a portion of his Partnership interest, or if there is a reduction in a Partner’s Partnership Percentage due to the admission of new Partners or otherwise, each Partner’s distributive share of Partnership items of income, loss, credit, etc., shall be determined by taking into account each Partner’s varying interests in the Partnership during the Partnership’s taxable year. For this purpose, each Partner’s distributive share shall be estimated by taking the pro rata portion of the distributive share such Partner would have included in his taxable income had he maintained his Partnership Percentage throughout the Partnership year. Such proration shall be based upon the portion of the year during which such Partner held the Partnership, except that extraordinary, nonrecurring items shall be allocated to the persons holding Partnership interests at the time such extraordinary items occur.

7.8          Allocation of Nonrecourse Liabilities. The “excess nonrecourse liabilities” of the Partnership (within the meaning of Section 1.752-3(a)(3) of the Regulations) shall be allocated to the Partners in accordance with their respective Partnership Percentage.

ARTICLE VIII.

TRANSFER OF PARTNERSHIP INTEREST

8.1          Prohibition on Disposition of General Partner’s Interest. Unless Approval by Partnership Vote is obtained, the General Partner may not, directly or indirectly, by operation of law or otherwise (a) withdraw or resign from the Partnership, or (b) Transfer any or all of its interest in the Partnership. In addition, the General Partner shall not permit the Transfer of any interest in the General Partner unless Approval by Partnership Vote is obtained with respect to such Transfer. Any act in violation of this Section 8.1 shall be null and void as against the Partnership and the Limited Partners, except as otherwise required by law.

8.2          General Partner Ceasing To Be A General Partner. Unless Approval by Partnership Vote is otherwise obtained, a General Partner shall cease to be a General Partner of the Partnership upon the happening of any of the following events (hereinafter each referred to as an “Event of Withdrawal”):

(a)     such General Partner makes an assignment for the benefit of creditors; files a voluntary petition of bankruptcy; is adjudicated as bankrupt or insolvent or is the subject of an order for relief under the bankruptcy laws; files a petition or answer seeking for itself any reorganization, arrangement or similar relief under any statute, law or regulation; files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature; or seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of all or any substantial part of its properties;

(b)     such General Partner fails to dismiss within one hundred twenty (120) days after the commencement of any proceeding which attempts to attach or charge the General Partner’s Partnership interest or which seeks reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief against the General Partner under any statute, law or regulation, or if within ninety (90) days after a court order attaching or charging its Partnership interest or the appointment without its consent or acquiescence of a trustee, receiver or liquidator of such General Partner or all or any substantial part of its properties, the order or appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the order or appointment is not vacated;

(c)     In the case of any General Partner which is a corporation, limited partnership or limited liability company, the filing of a certificate of dissolution or its equivalent for the corporation, limited partnership or limited liability company, or the revocation of its charter or authority to do business in the jurisdiction of its formation;

(d)     The withdrawal of a General Partner from the Partnership as provided in Section 8.1 above; or

(e)     The Transfer by a General Partner of all or any part of its interest in the Partnership except as approved by Partnership Vote pursuant to Section 8.1.

Any person ceasing to be a General Partner (other than as a result of paragraph (d) and (e) of this Section 8.2) shall automatically become a limited partner of the Partnership having the same percentage interest in the profits, losses and distributions of the Partnership that it had while it was a general partner, and provided further that in the event that the Partners elect to continue the Partnership pursuant to Section 12.1(b) below, and a new General Partner is admitted to the Partnership to enable the Partnership to continue, then the General Partner being converted to a limited partner shall Transfer a .005% Class B Partnership Percentage to the newly admitted general partner. Such Transfer shall not reduce the interest in the Partnership of any Partner other than the General Partner which is being converted to a limited partner.

8.3          General Prohibition Against Transfers of a Limited Partner’s Interest. A Limited Partner may not Transfer any or all of such Partner’s interest in the Partnership except as permitted in Section 8.4 or 8.6; provided, however, that the BH Investor may Transfer all or any portion of its interest in the Partnership to an Affiliate without the consent of any other Partner. Any act in violation of this Article shall be null and void as against the Partnership and the Partners, except as otherwise provided by law.

8.4          Conditions Upon Transfers by a Limited Partner. A Limited Partner may Transfer all or any part of such Partner’s interest in the Partnership only with the written consent of the General Partner (subject to Approval by Partnership Vote); provided, however, that the General Partner’s written consent shall not be given unless:

(i)            the General Partner is satisfied that the proposed Transfer will not have any adverse effect upon the Partnership or the Partners under federal income tax laws then in effect or cause any default in any loan documents of the Partnership or the Property owner;

(ii)           the General Partner has received, if requested, an opinion from counsel for the Partnership to the effect that such Transfer will not violate federal or state securities laws or regulations;

(iii)          the person, firm or entity to acquire such interest agrees to comply with all terms of this Agreement, including without limitation Section 8.5 below;

(iv)          the Partners confirm with tax counsel for BH REIT that such transfer will not adversely impact the REIT Status of BH REI; and

(v)           if the Transfer would violate the terms of any agreements to which the Partnership is a party, the requisite consent of other parties to such agreement is obtained.

8.5          Substitution of Assignee. Except as otherwise permitted herein, no Transferee of the whole or any portion of a Partner’s interest in the Partnership shall have the right to be admitted to the Partnership and become a Limited Partner unless and until all of the Partners in their absolute discretion consent and all of the following conditions are satisfied:

(a)     the Transferor and Transferee execute and acknowledge a written instrument of assignment, together with such other instruments as the General Partner may deem necessary or desirable to effect the admission of the Transferee as a substitute Limited Partner; and

(b)     an instrument specifically Transferring such interest, signed by both assignor and assignee, shall be filed with the General Partner, and until such instrument is so filed, the Partnership shall not recognize any Transfer of interest for the purposes of making payments of profits, income or any other distribution with respect to such interest.

8.6          Buy-Sell Agreement.

(a)     Interests in Partnership

(i)            For purposes of this Section 8.6(a), the Class A Partners and the Class B Partners must act collectively through their respective Designated Representatives. At any time during the term of this Agreement, a Designated Representative, acting on behalf of the Class of Partners that it represents (the “Offeror Class”), may make an offer in writing (the “Offer”) to the Designated Representative of the other Class of Partners (the “Offeree Class”), which shall state an amount (the “Buy-Sell Value”) determined in the sole and absolute discretion of the Offeror Class for all of the Assets of the Partnership. Notwithstanding the preceding sentence, however, if any Class of Partners is a Delinquent Class at the time, then the Delinquent Class shall not have the right to be the Offeror Class under this Section 8.6(a). An offer made pursuant to this Section 8.6 for all of the Assets of the Partnership shall constitute an irrevocable offer by the Offeror Class to the Offeree Class either (i) to sell all, but not less than all, of the interests in the Partnership owned by all Partners of the Offeror Class (including any interests held by, or Transferred to, Affiliates of such Partners) at the price described in Section 8.6(a)(ii) below, or (ii) to purchase all, but not less than all, of the interests in the Partnership owned by all Partners of the Offeror Class (including any interests held by or Transferred to Affiliates of such Partners) at the price described in Section 8.6(a)(ii) below.

(ii)           The Offeree Class shall have thirty (30) days after receipt of an Offer made pursuant to this Section 8.6(a) (the “Buy-Sell Election Period”) to elect, through its Designated Representative, either (A) to sell all interests in the Partnership owned by the Offeree Class at a price equal to the amount the Offeree Class would have received pursuant to a liquidation of the Partnership if the Assets had been sold to a third party for the Buy-Sell Value and the proceeds therefrom had been applied and distributed in accordance with Section 12.2 (assuming that all allocations resulting from the sale had been made and no reserves are established); or (B) to buy all interests in the Partnership owned by the Offeror Class at a price equal to the amount the Offeror Class would have received pursuant to a liquidation of the Partnership if the Assets had been sold to a third party for the Buy-Sell Value and the proceeds therefrom had been applied and distributed in accordance with Section 12.2 (assuming that all allocations resulting from the sale had been made and no reserves are established). If the Designated Representative of the Offeree Class fails to send notice of such election to the Designated Representative of the Offeror Class within the Buy-Sell Election Period, then the Offeree Class shall be deemed to have elected to sell all interests in the Partnership owned by the Offeree Class. Within ten (10) days after the expiration of the Buy-Sell Election Period, the purchasing Class of Partners shall deposit into escrow a non-refundable amount equal to one percent (1%) of the Buy-Sell Value (the “Escrow Deposit”) with a nationally recognized title insurance company mutually acceptable to the Designated Representatives, which amount shall be applied to the purchase price as of the Closing. Once the Offeree Class has made (or is deemed to have made) its election, (1) each Partner comprising the selling Class of Partners shall be bound to sell its interest in the Partnership for its proportionate share (based upon its Class A Partnership Percentage or Class B Limited Partnership Percentage, as applicable) of the purchase price paid by the purchasing Class of Partners, and (2) each member of the purchasing Class of Partners shall be bound to purchase its proportionate share (based upon its Class A Partnership Percentage or Class B Limited Partnership Percentage, as applicable) of the interests in the Partnership owned by the selling Class of Partners.

(iii)          Closing shall occur at the offices of the Partnership no later than sixty (60) days following the date after the expiration of the Buy-Sell Election Period. It is understood and agreed that if a portion of the Assets are sold between the time that the Offeror Class initiates the procedure set forth Section 8.6(a) above and closing, the proceeds of such sale shall be retained by the Partnership and not distributed to the Partners. At the closing, the applicable interests in the Partnership owned by the selling Class of Partners shall be duly conveyed, free of all liens and encumbrances, and the purchase price shall be paid by the purchasing Class of Partners by wire transfer of immediately available federal funds. At the election of the Designated Representative of the purchasing Class of Partners, the applicable interests in the Partnership to be purchased may be acquired in the name of a nominee (whether or not such nominee is an Affiliate of any Partner within the purchasing Class of Partners); provided, however, that the Designated Representative of the purchasing Class of Partners shall have designated such nominee by written notice to the Designated Representative of the selling Class of Partners prior to the date of purchase. It shall be a condition of the obligation of the selling Class of Partners to proceed with any such purchase and sale of interests in the Partnership that the purchasing Class of Partners shall have obtained (A) any consents from lenders that are necessary for such purchase and sale of interests in the Partnership, and (B) releases of any guaranties of indebtedness or other obligations on behalf of or for the benefit of the Partnership executed by any Partner within the selling Class of Partners or any Affiliates of (or principals in) such selling Partner. The purchasing Class of Partners shall be responsible for the payment of costs associated with obtaining such consents, partial releases of liens and releases of guaranties. The purchasing Class of Partners, in addition to paying at the closing the purchase price, shall be obligated to loan to the Partnership an amount sufficient to discharge at the closing all outstanding and unpaid obligations of the Partnership owed as of such time to any Partner within the selling Class of Partners.

(iv)          Upon receipt of the purchase price, each Partner within the selling Class of Partners shall execute and deliver all documents reasonably required to transfer the interests in the Partnership being sold. Each Partner within the selling Class of Partners shall also execute such resignations and other documents as may be reasonably required by counsel for the Partnership to accomplish the withdrawal of each of the selling Partners as a Partner of the Partnership, and the purchasing Class of Partners shall assume all of the selling Partners’ obligations to the Partnership and any of its creditors under any loans to the Partnership permitted by this Agreement, such assumptions to be in form reasonably satisfactory to counsel for the selling Class of Partners.

(v)           It is expressly agreed that the remedy at law for breach of any of the obligations set forth in this Section 8.6 is inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Partner to comply fully with each of said obligations, and (ii) the uniqueness of the Partnership business and Partners’ relationship. Accordingly, each of the aforesaid obligations shall be, and is hereby expressly made, enforceable by specific performance. An example of such sale of Interest in the Partnership is set forth on Schedule 8.6 attached here.

(b)     Interest in Parcel

(i)            For purposes of this Section 8.6(b), the Class A Partners and the Class B Limited Partners must act collectively through their respective Designated Representatives. If (A) Fairways Investor or its affiliate proposes that a Parcel (the “Deferred Parcel”) be the subject of a new phase of development pursuant to the Master Development Agreement, (B) the BH Investor does not wish to proceed with development of the Deferred Parcel, (C) the Deferred Parcel is then legally divisible from the remaining land owned by the Partnership, and (D) the Class of Partners is not a Delinquent Class at the time, then the Designated Representative of the Class B Limited Partners may make an offer in writing (the “Parcel Offer”) to the Designated Representative of the Class A Partners, which shall state an amount (the “Parcel Buy-Sell Value”) to be paid to the Partnership for the Deferred Parcel determined in the sole and absolute discretion of the Class B Limited Partners; provided, however, that the Parcel Offer must be sent within thirty (30) days after BH Investor has given written notice that it does not wish to proceed with development of the Deferred Parcel. A Parcel Offer made pursuant to this Section 8.6(b)(i) for a Deferred Parcel shall constitute an irrevocable offer and consent by the Class B Limited Partners either (i) to purchase all, but not less than all, of the Deferred Parcel from the Partnership for the Parcel Buy-Sell Value; or (ii) to have the Partnership sell all, but not less than all, of the Deferred Parcel to the Class A Partners for the Parcel Buy-Sell Value.

(ii)           The Class A Partners shall have thirty (30) days after the receipt of a Parcel Offer (the “Parcel Buy-Sell Election Period”) made pursuant to this Section 8.6(b) to elect either (A) to cause the Partnership to sell its interest in the Deferred Parcel to the Class B Limited Partners (or their designee) for the Parcel Buy-Sell Value; or (B) to cause the Partnership to sell its interest in the Deferred Parcel to the Class A Partners (or their designee) for the Parcel Buy-Sell Value. If the Designated Representative of the Class A Partners fails to send notice of such election to the Designated Representative of the Class B Limited Partners within the Parcel Buy-Sell Election Period, then the Class A Partners shall be deemed to have elected to cause the Partnership to sell its interest in the Deferred Parcel to the Class B Limited Partners (or their designee). Within ten (10) days after the expiration of the Parcel Buy-Sell Election Period, the purchasing Class of Partners shall deposit into escrow a non-refundable amount equal to one percent (1%) of the Parcel Buy-Sell Value (the “Escrow Deposit”) with a nationally recognized title insurance company mutually acceptable to the Designated Representatives, which amount shall be applied to the purchase price as of the Closing.

(iii)          Closing of the purchase and sale of the Deferred Parcel shall occur at the offices of the Partnership no later than thirty (30) days following the date after the expiration of the Parcel Buy-Sell Election Period. At the closing, the Partnership shall convey its interest in the Deferred Parcel to the designee of the purchasing Class of Partners free of voluntary liens, and the purchase price shall be paid to the Partnership by wire transfer of immediately available federal funds. It shall be a condition of the Partnership’s obligation to convey the Deferred Parcel that the purchasing Class of Partners shall have obtained (A) any consents or partial releases of liens from lenders that are necessary for the Partnership to so convey the Deferred Parcel, and (B) releases of any debt instruments or guaranties of indebtedness or other obligations of or for the benefit of the Partnership executed in respect to the Deferred Parcel by the Partnership or any Partner (or any Affiliates of or principals in such Partner) that is not a member of the purchasing Class of Partners. The purchasing Class of Partners shall be responsible for the payment of costs associated with obtaining such consents, partial releases of liens and releases of guaranties. The purchasing Class of Partners shall also be responsible for paying the costs of any title insurance policy or survey desired to be obtained by the purchasing Class of Partners in respect of the Deferred Parcel. At closing, there shall be customary prorations of taxes and other items customarily prorated upon the sale of property similar to the Deferred Parcel.

(iv)          Upon receipt of the purchase price, the Partnership shall execute and deliver a special warranty deed conveying the Deferred Parcel to the designee of the purchasing Class of Partners.

(v)           It is expressly agreed that the remedy at law for breach of any of the obligations set forth in this Section 8.6(b) is inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Partner to comply fully with each of said obligations, and (ii) the uniqueness of the Deferred Parcel and the Partnership business and Partners’ relationship. Accordingly, each of the aforesaid obligations shall be, and is hereby expressly made, enforceable by specific performance.

8.7          Cost and Expense of Transfer; Allocation of Profits and Losses. All costs and expenses incurred by the Partnership (except the fees and disbursements of counsel) in connection with any disposition of a Partner’s interest or sale of a Deferred Parcel, including any filing, recording and publishing costs, shall be paid by the purchasing Class of Partners. If an interest in the Partnership is disposed of pursuant to this Article VIII, the selling Partner shall nevertheless be entitled to a portion of the profits and be charged with a portion of the losses allocated to such interest or part thereof for the fiscal year of the Partnership in which such disposition occurs, consistent with Section 7.7 above.

ARTICLE IX.

OWNERSHIP OF PARTNERSHIP PROPERTY

All real or personal property, including all improvements placed or located thereon, acquired by the Partnership shall be owned by and in the name of the Partnership, such ownership being subject to the other terms and provisions of this Agreement.

ARTICLE X.

FISCAL MATTERS

10.1        Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

10.2        Records; Financial Statements.

(a)     Proper books and records shall be kept with reference to all Partnership transactions at the principal place of business of the Partnership, and each Partner shall at all reasonable times during business hours have access thereto. The books shall be kept in such manner of accounting as shall properly reflect the actions of the Partnership in accordance with accounting principles generally accepted within the United States and consistently applied on such basis as will, in the opinion of the Partnership’s accountants, be most advantageous to the Partnership. The books and records shall include the designation and identification of any property in which the Partnership owns a beneficial interest. The books and records of the Partnership shall be reviewed annually at the expense of the Partnership by an independent certified public accountant selected by the BH Investor, who shall prepare and deliver to the Partnership, for filing, the appropriate federal Partnership income tax return(s) before June 30 of each year. Each Partner shall receive a copy of the Partnership income tax return at least ten (10) business days prior to filing such return. The Partnership shall report its operations for tax purposes on the accrual basis.

(b)     The BH Investor shall, at Partnership expense, furnish (or request the manager of the Property to furnish) to the Partners (i) on or before the twentieth (20th) day of each calendar quarter, an unaudited statement setting forth and describing in reasonable detail the receipts and expenditures of the Partnership during the preceding calendar quarter and comparing the results of operations of the Partnership for such calendar quarter and for the year to date to the appropriate Operating Budget, (ii) on or before one hundred twenty (120) days after the end of each fiscal year, a balance sheet of the Partnership dated as of the end of such fiscal year, a statement of the Partners’ Capital Accounts and Capital Contribution Balances, a statement of Distributable Cash, and a statement setting forth the Profits and Losses for such fiscal year, audited by an independent firm of certified public accountants as determined by the BH Investor, and (iii) from time to time, all other information relating to the Partnership and the business and its affairs reasonably requested by any Partner.

(c)     Within ten (10) days after the end of each month, the Fairways Investor shall prepare and deliver to the Partners an unaudited financial report and asset trend analysis for the Property for the preceding month (the “Monthly Report”). The Monthly Report shall include a balance sheet, an income statement, a cash flow statement, an analysis of Capital Accounts, GAAP/Tax Fixed Asset Depreciation Ledgers and any management reports, such as rent rolls, various accounts analysis, variance explanations and any other property management reports.

(d)     The parent company of BH Investor is a real estate fund that issues securities, maintains U.S. GAAP audited financial statements and/or is publicly registered with the United States Securities and Exchange Commission (“SEC”). As a result, such parent company is subject to GAAP financial statement requirements and other reporting requirements. These requirements include but are not limited to quarterly and annual financial reporting (including the reports for public companies on Form 10-Q and Form 10-K and reporting under Rules 3-05, 3-09 or 3-14 of Regulation S-X). In addition, certain accounting requirements may dictate that BH Investor report the Partnership and/or the Property as a subsidiary of BH Investor. Therefore Fairways Investor agrees to provide such information requested by BH Investor that Fairways Investor or its Affiliates have in their possession, and Fairways Investor will obtain such information not in its possession, as BH Investor reasonably requires in order to consolidate, audit and/or review financial statements of the Property, or the Partnership for the applicable reporting periods. As of the execution hereof, BH Investor’s fiscal year for purposes of such reporting ends on December 31st, and BH Investor shall give reasonable notice to Fairways Investor of any change in such fiscal year or any other such reporting requirements.

10.3        Accounts. All funds of the Partnership shall be deposited in its name in an account or accounts maintained at a bank designated by the General Partner or with an agent designated by the Partners. Such funds shall not be commingled with the funds of any other person. Checks shall be drawn upon the Partnership account or accounts only for purposes of the Partnership and shall be signed by the General Partner or such officers as the General Partner shall designate.

10.4        Federal Tax Elections. All elections for federal tax purposes, including but not limited to an election to adjust the basis of the assets of the Partnership pursuant to Section 754 of the Code, and the adoption of accelerated depreciation or cost recovery methods required or permitted to be made by the Partnership under the Code shall be determined by the General Partner.

10.5        Tax Audits. The General Partner shall be designated as the “tax matters partner” of the Partnership as defined in Sections 6221 et. seq., of the Code and, in the event of an audit of the Partnership by the Internal Revenue Service (“IRS”), the General Partner, at Partnership expense, shall have the exclusive right to conduct all negotiations with the Internal Revenue Service on behalf of the Partnership, and the attorneys and accountants selected by the Partners to conduct such negotiations are hereby specifically authorized by the Partners to act on behalf of the Partnership in such negotiations, and each Partner will execute such further authority as the IRS may require to permit the General Partner and its selected attorneys and accountants to so represent the Partners; provided the General Partner shall not take any action take any action contemplated by Sections 6222 through 6232 of the Code without prior Approval by Partnership Vote. This provision is not intended to authorize the General Partner to take any action left to the determination of an individual Partner under Sections 6222 through 6232 of the Code.

ARTICLE XI.

AMENDMENT

This Agreement may not be altered or amended except by a written instrument signed by the Partner holding a Majority in Interest of the Partnership Percentages, provided that no amendment may reduce a Partner’s economic interest in the Partnership without the Partner’s prior written consent.

ARTICLE XII.

DISSOLUTION OF THE PARTNERSHIP

12.1        Dissolution.

(a)     It is the intention of the Partners that the Partnership shall be continued by the Partners, or those remaining, pursuant to the provisions of this Agreement, notwithstanding the occurrence of any event which would otherwise result in a dissolution of the Partnership pursuant to the law of the State of Delaware, and no Partner shall be released or relieved of any duty or obligation hereunder by reason of any such dissolution; provided, however, that the Partnership shall be terminated, its affairs wound up and its property and assets distributed on the earlier of:

(i)            expiration of the Partnership term as provided in Section 1.5 hereof;

(ii)           the written consent of the Partners;

(iii)          an Event of Withdrawal of a General Partner (as defined in Article VIII hereof) unless at the time of the Event of Withdrawal, there is at least one (1) other General Partner or the provisions of Section 12.1(b) below are satisfied;

(iv)          the disposition (including condemnation or casualty loss) of all or substantially all of the property and assets (which shall include all of the real property owned by the Partnership) of the Partnership and receipt of the proceeds from such sale of other disposition (except under circumstances where (x) all or a portion of the purchase price is payable after the closing of the sale or other disposition, or (y) the Partnership retains a material economic or ownership interest in the entity to which all or substantially all of its assets are Transferred); or

(v)           dissolution by law or appropriate judicial decree.

(b)     Upon the occurrence of any Event of Withdrawal of a General Partner at a time when there is no other General Partner, the Partnership shall be continued if, within a period of ninety (90) days from the date of such occurrence, all other Partners agree in writing that the Partnership shall be continued and designate one or more individuals or legal entities to be admitted to the Partnership as a General Partner, which agreement shall be effective as of the date of the occurrence of the applicable Event of Withdrawal. Any such individual or legal entity shall, upon admission to the Partnership, succeed to all of the rights and powers of a General Partner hereunder.

(c)     Dissolution of the Partnership shall be effective on December 31, 2057 or the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the Certificate shall have been canceled and the assets of the Partnership shall have been distributed as provided below. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership as aforesaid, the business of the Partnership and the affairs of the Partners shall continue to be governed by this Agreement.

(d)     The bankruptcy, insolvency, dissolution, or adjudication of incompetency of a Partner shall not cause the dissolution of the Partnership. In the event of the bankruptcy, or incompetency of a Partner, its administrators or representatives (“Successor”) shall have the same rights that such Partner would have had if it had not become bankrupt, except that, in the event of bankruptcy, such Successor shall have no right to participate in the management of the Partnership or vote on any Partnership matter unless such Successor is admitted to the Partnership as a Partner pursuant to Section 8.5, and the interest of such Partner in the Partnership shall, until the termination of the Partnership, otherwise be subject to the terms, provisions and conditions of this Agreement as if such Partner had not become bankrupt. In the event of any other withdrawal of a Partner, the Partner shall only be entitled to Partnership distributions distributable to it but not actually paid to it prior to such withdrawal and shall not have any right to have its interest in the Partnership purchased or paid for.

(e)     Notwithstanding anything in this Agreement to the contrary, upon a sale of all or substantially all of the assets of the Partnership in a single transaction (which shall include all of the real property owned by the Partnership) (a “Single Sale Transaction”) where all or any portion of the consideration payable to the Partnership is to be received by the Partnership more than ninety (90) days after the date on which such Single Sale Transaction occurs, the Partnership shall continue for purposes of collecting the deferred payments and making distributions to the Partners. In such event (i) gain recognized and cash distributed in any year as a result of such Single Sale Transaction shall be allocated and distributed among the Partners in the same proportion as such gain and cash would have been allocated and distributed were the entire gain resulting from such Single Sale Transaction required to be recognized for Federal income tax purposes in the year in which such Single Sale Transaction occurred; and (ii) income attributable to interest on deferred payments shall be allocated among, and such interest shall be distributed to, the Partners as if the deferred payment obligations received by the Partnership had been distributed to the Partners pursuant to Section 6.1.

12.2        Wind-Up of Affairs. As expeditiously as possible following the occurrence of an event giving rise to a termination of the Partnership pursuant to Section 12.1 above, a liquidator appointed by the General Partner or the BH Investor is referred to herein as the “Liquidator”) shall liquidate the assets of the Partnership, apply and distribute the proceeds thereof as contemplated by this Agreement and cause the cancellation of the Certificate. As soon as possible after the dissolution of the Partnership, a full account of the assets and liabilities of the Partnership shall be taken, and a statement shall be prepared by the independent accountants then acting for the Partnership setting forth the assets and liabilities of the Partnership. A copy of such statement shall be furnished to each of the Partners within ninety (90) days after such dissolution. Thereafter, the Liquidator shall wind up the affairs of the Partnership and distribute the Partnership assets in the following order of priority:

(a)     to creditors (including Partners who are creditors) in satisfaction of the liabilities of the Partnership, other than liabilities to existing and former Partners for distributions from the Partnership;

(b)     to the establishment of any reserves which the Liquidator deems reasonably necessary for any contingencies or unforeseen liabilities or obligations of the Partnership. Such reserves shall be paid over by the Liquidator to an escrow agent or shall be held by the Liquidator for the purpose of disbursing such reserves in payment of any of such contingencies. At the expiration of such period as the Liquidator deems advisable, the balance thereof shall be distributed in the manner and order provided in this Section; and

(c)     to the Partners in accordance with Section 6.1 above.

Notwithstanding anything to the contrary, in the event the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) and an event described in Section 12.1(a) shall have occurred, liquidating distributions shall be made pursuant to this Section 12.2 by the end of the taxable year in which the Partnership is liquidated, or, if later, within ninety (90) days after the date of such liquidation. Distributions pursuant to the preceding sentence may be made to a trust for the purpose of an orderly liquidation of the Partnership by the trust in accordance with the Act.

12.3        Compliance with Treasury Regulations. It is the intent of the Partners that the allocations provided in Section 7.1 result in distributions required pursuant to Section 12.2(d) being in accordance with positive Capital Accounts as provided for in the Treasury Regulations under Code Section 704(b). However, if after giving hypothetical effect to the allocations required by Section 7.1, the Capital Accounts of the Partners are in such ratios or balances that distributions pursuant to Section 12.2(d) would not be in accordance with the positive Capital Accounts of the Partners as required by the Treasury Regulations under Code Section 704(b), such failure shall not affect or alter the distributions required by Section 12.2(d). Rather, the liquidator will have the authority to make other allocations of Profits and Losses (or items thereof) among the Partners which, to the extent possible, will result in the Capital Accounts of each Partners having a balance prior to distribution equal to the amount of distributions to be received by such Partners pursuant to Section 12.2(d).

12.4        No Deficit Capital Account Obligation. Notwithstanding anything else to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, if any Partner has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any Capital Contribution, and the negative balance of such Partner’s Capital Account shall not be considered a debt owed by such Partner to the Partnership or to any other Person for any purpose whatsoever.

12.5        Distribution in Kind. If any assets of the Partnership are to be distributed in kind, which shall require Approval by Partnership Vote, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Partners. Prior to distribution, such assets shall be deemed to have been sold for their fair market values and the Capital Accounts of the Partners shall be adjusted pursuant to the terms of this Agreement to reflect the allocation of gain or loss which would have resulted from such deemed sale.

12.6        Cancellation of Certificate. Upon the dissolution and the final liquidation of the Partnership, there shall be filed for record as provided by Delaware law a Certificate of Cancellation executed by the Partner holding the Majority in Interest of the Partnership Percentages.

12.7        Return of Contribution Nonrecourse to Other Partners. Except as provided by law or as expressly provided in this Agreement, upon dissolution each Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution. If the Partnership property remaining after the payment or discharge of the debts and liabilities of the Partnership is insufficient to return the cash contribution of one or more Partners, such Partner or Partners shall have no recourse against any other Partner.

ARTICLE XIII.

MISCELLANEOUS PROVISIONS

13.1        Notices. Except as may be otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be in writing and shall be deemed to be delivered on the earlier of (i) when delivered in person, or (ii) when delivered by commercial courier such as Federal Express, Express Mail or other overnight delivery service where delivery is evidenced by written receipt, addressed to the appropriate party at the addresses set forth in Article II, or such other address of the party as may have been changed as provided herein. Any party may change the address to which notices will be given by giving notice of such change to the other parties, in accordance with the provisions of this Section 14.1.

13.2        Governing Law. This Agreement shall be construed under and in accordance with the laws of the State of Delaware, excluding any conflicts of law rule or principle which might refer such construction to the laws of another state or country.

13.3        Execution of Other Agreements. The parties hereto covenant and agree that they will execute such other further instruments and documents as are or may become necessary or convenient to effectuate and carry out the Partnership created by this Agreement.

13.4        No Action for Partition. No Partner shall be entitled to bring an action for partition against the Partnership, and each Partner hereby irrevocably waives, during the term of the Partnership and during the period of its liquidation following any dissolution, any right to maintain an action for partition with respect to any of the assets of the Partnership.

13.5        Paragraph Headings. The headings used in this Agreement are used for administrative purposes only and do not constitute substantive matter to be considered in construing the terms of this Agreement.

13.6        Binding Effect and Benefit. This Agreement is binding on, and shall inure to the benefit of, all of the parties hereto and to their respective heirs, executors, administrators, legal representatives, and successors and assigns where permitted by this Agreement.

13.7        Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

13.8        Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single contract, and each of such counterparts shall for all purposes be deemed to be an original. This Agreement may be executed and delivered by fax (telecopier); any original signatures that are initially delivered by fax shall be physically delivered with reasonable promptness thereafter. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

13.9        Gender. Wherever the context so requires, all words herein in the neuter gender shall be deemed to include the feminine or masculine genders, and vice versa, all singular words shall include the plural, and all plural words shall include the singular.

13.10      Entire Agreement. This Agreement, together with all Exhibits hereto and all other documents referred to herein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understanding, inducements or conditions, express or implied, oral or written.

13.11      Validity. In the event that all or any portion of any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

13.12      Indulgences, Etc. Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege; nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and signed by the party asserted to have granted such waiver.

13.13      Remedies. In the event of any breach of this Agreement by any Partner or default by any Partner in connection with performing any obligation of such Partner under this Agreement, the Partnership’s and the non-defaulting Partner’s rights and remedies contained herein or in any other agreement shall be cumulative and shall not be exclusive of any other rights or remedies which the Partnership or the non-defaulting Partner may have at law or in equity.

13.14      Interpretation. No provision of this Agreement is to be interpreted for or against either party because that party or that party’s legal representative drafted such provision.

13.15      Time of Essence. TIME IS OF THE ESSENCE in connection with this Agreement.

13.16      Dispute Resolution. The Partners have agreed to submit disputes to mandatory arbitration in accordance with the provisions of this Section 13.16. Each Partner waives the right to commence an action in connection with this Agreement in any court and expressly agrees to be bound by the decision of the arbitrator determined in this Section 13.16; provided, however, the waiver in this Section 13.16 will not prevent any Partner from commencing an action in any court for the sole purposes of enforcing the obligation of another Partner to submit to binding arbitration or the enforcement of an award granted by arbitration herein. Notwithstanding the foregoing, prior to submitting any dispute hereunder to arbitration, the Partners shall first attempt in good faith, for thirty (30) days after the first notice given under this Agreement regarding such dispute, to resolve any such dispute promptly by negotiation between executives of each party who have authority to settle the dispute, which shall include an in-person meeting between such executives in Dallas, Texas.

(a)     Any dispute between the Partners as to the interpretation of any provision of this Agreement or the rights and obligations of any party hereunder shall be resolved through binding arbitration as hereinafter provided in Dallas, Texas.

(b)     If arbitration is required to resolve a dispute between the Partners, a panel of three (3) arbitrators shall be convened. Each of the BH Investor and the Fairways Investor shall each select one (1) arbitrator with at least five (5) years experience in commercial real estate, and those two (2) arbitrators shall by agreement select a third arbitrator having recognized expertise and at least five (5) years experience in commercial real estate.

(c)     The arbitrators selected pursuant to Section 13.16(b) above will establish the rules for proceeding with the arbitration of the dispute, which will be binding upon all parties to the arbitration proceeding. The arbitrators may use the rules of the American Arbitration Association for commercial arbitration but are encouraged to adopt the rules the arbitrators deem appropriate to accomplish the arbitration in the quickest and least expensive manner possible. Accordingly, the arbitrators may (i) dispense with any formal rules of evidence and allow hearsay testimony so as to limit the number of witnesses required, (ii) minimize discovery procedures as the arbitrators deem appropriate, (iii) limit the time for presentation of any party’s case as well as the amount of information or number of witnesses to be presented in connection with any hearing, and (iv) impose any other rules which the arbitrators believe appropriate to effect a resolution of the dispute as quickly and inexpensively as possible. In any event, the arbitrators (A) shall permit each side no more than two (2) depositions (including any deposition of experts), which depositions may not exceed four (4) hours each, one set of 10 interrogatories (inclusive of sub-parts) and one set of five (5) document requests (inclusive of sub-parts); (B) shall not permit any requests for admissions; (C) shall limit the hearing, if any, to two (2) days; and (D) shall render their decision within sixty (60) days of the filing of the arbitration.

(d)     The arbitrators will have the exclusive authority to determine and award costs of arbitration and the costs incurred by any party for its attorneys, advisors and consultants.

(e)     Any award made by the arbitrators shall be binding on the Partners and all parties to the arbitration and shall be enforceable to the fullest extent of the law.

(f)      In reaching any determination or award, the arbitrators will apply the laws of the state of Texas. Except as permitted under Section 13.16(d) above, the arbitrators’ award will be limited to actual damages and will not include consequential, special, punitive or exemplary damages. Nothing contained in this Agreement will be deemed to give the arbitrators any authority, power or right to alter, change, amend, modify, add to or subtract from any of the provisions of this Agreement. All privileges under state and federal law, including, without limitation, attorney-client, work product and party communication privileges, shall be preserved and protected. All experts engaged by a party must be disclosed to the other party within fourteen (14) days after the date of notice and demand for arbitration is given.

(g)     Notwithstanding any provision of this Agreement to the contrary, any party may seek injunctive relief or other form of ancillary relief at any time from any court of competent jurisdiction in Dallas County, Texas. In the event that a dispute or controversy requires emergency relief before the matter may be resolved under the arbitration procedures of this Section 13.16, notwithstanding the fact that any court of competent jurisdiction may enter an order providing for injunctive or other form of ancillary relief, the parties expressly agree that such arbitration procedures will still govern the ultimate resolution of that portion of the dispute or controversy not resolved pursuant to said court order.

13.17      NOTICE OF INDEMNIFICATION. THE PARTIES TO THIS AGREEMENT HEREBY ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT CONTAINS CERTAIN INDEMNIFICATION PROVISIONS PURSUANT TO SECTION 5.2.

ARTICLE XIV.

SECURITIES LAW CONSIDERATIONS

14.1        No Registration/Restriction on Sale. THE PARTNERSHIP INTERESTS HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, NOR HAVE THEY BEEN REGISTERED WITH THE SECURITIES COMMISSION OF ANY OTHER APPLICABLE STATE, INCLUDING WITHOUT LIMITATION THE STATE OF DELAWARE. THE PARTNERSHIP INTERESTS MAY BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT AND IN A TRANSACTION WHICH IS EITHER EXEMPT FROM REGISTRATION UNDER SUCH ACTS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS.

14.2        Compliance with Securities Laws. The Partners acknowledge and confirm that their Partner interests have not been registered under any federal or state securities laws by virtue of exemptions from the registration provisions thereof and consequently cannot be sold except pursuant to appropriate registration or exemption from registration as applicable. No Transfer of all or any part of a

Partner interest (except a Transfer upon the death, incapacity or bankruptcy of a Partner to his personal representative and beneficiaries), including, without limitation, any Transfer of a right to distributions, profits and/or losses to a person who does not become a Partner, may be made unless the Partnership is provided with an opinion of counsel acceptable to the Partners (both as to the identity of the counsel and the substance of the opinion) to the effect that such offer or assignment (a) may be effected without registration under the Securities Act of 1933, as amended, or the Investment Partnership Act of 1940, as amended, and (b) does not violate any applicable federal or state securities laws (including any investment suitability standards) applicable to the Partnership or the Partners. Each of the Partners hereby (1) represents and warrants that it is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and that the investment made by such Partner in the Partnership is for its own account for investment and (2) covenants that such Partner shall not sell, transfer, hypothecate or assign its interest in the Partnership or transfer interests in such Partner in contravention of the Securities Act of 1933, as amended, or any applicable state securities laws.

14.3        Access to Information. Each of the Partners represents to the Partnership that before determining to enter into this Agreement and to invest in the Partnership, each Partner made an independent investigation into the Partnership and that it received whatever information it deemed necessary or relevant in order to decide whether to enter into this Agreement or invest in the Partnership. Each Partner acknowledges that the financial materials provided to the Partners are only estimates of expected future operations based on assumptions about future markets and there is no assurance that such projections will be realized.

14.4        Limitations of Fees. Reference is made to that certain Amended and Restated Agreement of Limited Partnership of Behringer Harvard Opportunity OP I LP dated as of November 24, 2004 (together with all amendments thereto, the “BH Investor Agreement”) in respect of the BH Investor. Notwithstanding anything contained in this Agreement to the contrary, if any fee paid by the Partnership to any general partner in the BH Investor or any Affiliate of any such general partner (each a “BH Investor Manager Party”) results in the BH Investor paying, through its interest in the Partnership, fees in excess of those fees permitted to be paid to such BH Investor Manager Party under the terms of the BH Investor Agreement or any other related agreement, then such BH Investor Manager Party shall reimburse directly to the BH Investor its allocable share of such fee to the extent necessary to comply with the terms of the BH Investor Agreement. In the event that a BH Investor Manager Party receives from the Partnership a fee whose retention by such BH Investor Manager Party is, under the terms of the BH Investor Agreement or any other related agreement, contingent upon the happening of future events, such BH Investor Manager Party shall hold the BH Investor’s allocable share of such fee until the applicable contingencies are resolved, and shall thereafter dispose of the BH Investor’s allocable share of such fee in accordance with the BH Investor Agreement or any other related agreement. It is understood and agreed that the limitations and provisions set forth in this Section 14.4 are for the sole benefit of the BH Investor, and, accordingly, no other party shall be entitled to a refund of fees paid by the Partnership under this Agreement or any other benefit set forth in this Section 14.4. Furthermore, it is understood and agreed that the limitations and other provisions set forth in this Section 14.4 shall not be applicable at such time as the BH Investor no longer owns a direct or indirect interest in the Partnership.

14.5        Amendments to Agreement. Notwithstanding anything contained herein to the contrary, in the event that legal counsel for the BH Investor reasonably determines that a reasonable amendment to this Agreement is necessary or advisable in order for this Agreement to comply with applicable securities laws, the BH Investor Agreement, or NASAA Guidelines (as such term is defined in the BH Investor Agreement), then each Partner shall, within ten (10) days after request from the BH Investor, execute such an amendment; provided, however, that no such amendment may reduce a Partner’s economic interest in the Partnership or increase a Partner’s liabilities or obligations under this Agreement without such Partner’s prior written consent.

14.6        Limitation on Liability of Partners. Notwithstanding anything contained in this Agreement to the contrary, any liability of a Partner arising under this Agreement or in respect of the Partnership shall be satisfied solely from the interest of such Partner in the Partnership, and each Partner and any other Person having the right to enforce such liability shall look solely to the interest of such Partner in the Partnership for the satisfaction of such liability and shall have no claim or recourse against any other asset of such Partner. In no event shall any of the partners, officers, directors, agents or advisors of a Partner be held to any personal liability whatsoever or be liable for any of the obligations of the Partner, nor shall the property of any such Persons be subject to the payment of any obligations of the Partner arising under this Agreement or in respect of the Partnership.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Limited Partnership as of the date first above written.

GENERAL PARTNER:

BEHRINGER HARVARD FRISCO SQUARE GP,
LLC,
a Delaware limited liability company

By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President

[This space intentionally left blank]

CLASS A LIMITED PARTNER:

BEHRINGER HARVARD FRISCO SQUARE
INVESTOR, LLC,
a Delaware limited liability company

By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President

CLASS B LIMITED PARTNERS

FRISCO SQUARE LAND, LTD.,
a Texas limited partnership

By:	Fairways FS Land, LLC,
a Texas limited liability company

	By:	/s/ James C. Leslie
James C. Leslie, Manager

FRISCO SQUARE PROPERTIES, LTD.,
a Texas limited partnership

By:	Fairways FS Properties, LLC,
a Texas limited liability company

	By:	/s/ James C. Leslie
James C. Leslie, Manager

FRISCO SQUARE B1-6, F1-11, LTD.,
a Texas limited partnership

By:	Fairways B1-6, F1-11, LLC,
a Texas limited liability company

	By:	/s/ James C. Leslie
James C. Leslie, Manager

FRISCO SQUARE B1-7, F1-10, LTD.,
a Texas limited partnership

By:	Fairways B1-7 F1-10, LLC,
a Texas limited liability company

	By:	/s/ James C. Leslie
James C. Leslie, Manager

Exhibit A

LEGAL DESCRIPTION OF PROPERTY

BHFS I, LLC PROPERTIES:

TRACT 1:

BEING a tract of land situated in the W. B. Watkins Survey Abstract No. 1004, in the City of Frisco, Collin County, Texas; said tract being part of land conveyed to Frisco Square Ltd. as recorded in Collin County Clerk’s File No. 2005-004994 Deed Records Collin County, Texas (DRCCT); and being more particularly described as follows:

BEGINNING at a 1/2” iron rod found for corner at the north end of a corner clip at the intersection of the east line of Dallas North Tollway (a 310 ft. right-of-way) with the south line of Main Street (a variable width right-of-way as recorded in Collin County Clerk’s File No. 2005-0071194 DRCCT;

THENCE North 86°07’47” East, along the south line of said Main Street, for a distance of 3 9.33 feet to a 1/2” iron rod for corner on the south line of a 24 ft. wide strip of land conveyed to the City of Frisco as recorded in Collin County Clerk’s File No. 2000-0081361 DRCCT;

THENCE along the south line of said City of Frisco tract with a circular curve to the left having a central angle of 02°34’14”, a radius of 5,793.61 feet, a tangent length of 129.98 feet, and a chord of North 87°01’27” East 259.90 feet, for an arc distance of 259.92 feet to a 1/2” iron rod found at said curve’s point of tangency;

THENCE North 85°44’20” East, continuing along said south line, for a distance of 8.48 feet to a 1/2” iron rod found for corner;

THENCE North 86°07’47” East, continuing along said south line, continuing along said south line for a distance of 776.11 ft. to a 1/2” iron rod found for corner on the west line of Lot Bl-10 of Frisco Square Phase 2 as conveyed to the City of Frisco and recorded in Cabinet P, Page 724 DRCCT;

THENCE South 03°52’13” East, departing said south line and along the west line of said City of Frisco tract, for a distance of 99.38 ft. to a 1/2” iron rod found for corner;

THENCE South 83°23’44” West, along a north line of said Frisco tract, for a distance of 184.15 ft. to a 1/2” iron rod found for corner;

THENCE South 06°36’16” East, along a west line of said Frisco tract, for a distance of 67.00 ft. to a 1/2” iron rod found for corner;

THENCE South 83°23’44” West, along a north line of said Frisco tract, for a distance of 105.76 ft. to a 1/2” iron rod found for corner;

THENCE South 06°36’16” East, along a west line of said Frisco tract, for a distance of 246.50 ft. to a 1/2” iron rod found for corner;

THENCE North 83°23’44” East, along a south line of said Frisco tract, for a distance of 57.76 ft. to a 1/2” iron rod found for corner;

THENCE South 06°36’16” East, along a west line of said Frisco tract, for a distance of 111.50 ft. to a 1/2” iron rod found for corner;

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THENCE North 83°23’44” East, along a south line of said Frisco tract, for a distance of 62.41 ft. to a 1/2” iron rod found for corner at the northwest corner of future Lot Bl-8 per deed to Frisco Square Properties, Ltd. as recorded in Collin County Clerk’s File No. 2003-0213220 DRCCT;

THENCE South 06°36’16” East, along the west line of said future Lot Bl-8, for a distance of 87.25 ft. to a 1/2” iron rod found for corner;

THENCE South 83°23’44” West, continuing along said west line, for a distance of 25.33 ft. to a 1/2” iron rod found for corner;

THENCE South 06°36’16” East, continuing along said west line, for a distance of 81.75 ft. to a 1/2” iron rod found for corner on the north line of Frisco Square Blvd. (recorded as W. Main St.) per the Conveyance Plat recorded in Cabinet N, Page 690 DRCCT;

THENCE South 83°23’44” West, along said north line, for a distance of 902.58 ft. to a 1/2” iron rod found for corner at the southeast end of a corner clip at the intersection of said north line with the east line of said Dallas North Tollway;

THENCE North 51°36’16” West, along said corner clip, for a distance of 28.28 ft. to a 1/2” iron rod found for corner on the east line of said Dallas North Tollway and at the northwest end of said corner clip;

THENCE North 06°36’16” West, along said east line, for a distance of 689.45 to a 1/2” iron rod found for corner;

THENCE North 38°46’11” East, along the corner clip at the intersection of said east line with the south line of said Main Street, for a distance of 56.24 feet to the POINT OF BEGINNING and containing 15.24 90 acres of land.

TRACT 2:

BEING a tract of land situated in the W.B. Watkins Survey Abstract No. 1004, in the City of Frisco, Collin County, Texas; said tract being part of land conveyed to Frisco Square Land, Ltd. as recorded in Collin County Clerk’s (C.C.) File No. 2005-004 994 Deed Records Collin County, Texas (DRCCT); and being more particularly described as follows:

BEGINNING at a 1/2” iron rod found for corner at the north end of a corner clip at the intersection of the east line of Dallas North Tollway (a 310 ft. right-of-way) with the south line of Frisco Square Blvd. (recorded as W. Main St.)(a 73 ft. right-of-way) per the Conveyance Plat recorded in Cabinet N Page 690 DRCCT;

THENCE North 83°23’44” East, along said south line, for a distance of 978.97 ft. to a ½” iron rod found for corner;

THENCE North 06°36’16” West, continuing along said south line, for a distance of 12.00 ft. to a ½” iron rod found for corner;

THENCE North 83°23’44” East, continuing along said south line, for a distance of 30.00 ft. to a ½” iron rod found for corner at the intersection of said south line with the west line of Church Street (a 121 ft. right-of-way) as recorded in Cabinet N Page 690 DRCCT;

THENCE South 06°36’16” East, along said west line, for a distance of 539.00 ft. to a ½” iron rod found for corner at the intersection of said west line with the north line of Page Street (a 67 ft. right-of-way) as recorded in Cabinet N Page 690 DRCCT and in C.C. No. 2006-955330 DRCCT;

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THENCE South 83°23’44” West, along the said north line of Page Street, for a distance of 1,008.97 ft. to a ½” iron rod found for corner at the south end of a corner clip at the intersection of said north line with the east line of said Dallas North Tollway;

THENCE North 51°36’16” West, along said corner clip, for a distance of 28.28 ft. to a ½” iron rod found for corner on the east line of said Dallas North Tollway;

THENCE North 06°36’16” West, along said east line, for a distance of 487.00 ft. to a ½” iron rod found for corner at the southwest end of a corner clip at the intersection of said east line with the south line of said Frisco Square Blvd.;

THENCE North 38°23’44” East, along said corner clip, for a distance of 28.28 ft. to the POINT OF BEGINNING and containing 12.4478 acres of land SAVE AND EXCEPT THE FOLLOWING DESCRIBED TRACT:

SAVE AND EXCEPT FROM TRACT 2:

BEING a tract of land situated in the W.B. Watkins Survey Abstract No. 1004, in the City of Frisco, Collin County, Texas; said tract being part of land conveyed to Frisco Square Land, Ltd. as recorded in Collin County Clerk’s (C.C.) File No. 2005-004 994 Deed Records Collin County, Texas (DRCCT); and being more particularly described as follows:

BEGINNING at a 1/2” iron rod found for corner at the north end of a corner clip at the intersection of the east line of Dallas North Tollway, with the north line of Page Street (a 67 ft. right-of-way) as recorded in Cabinet N Page 690 DRCCT and in C.C. No. 2006-955330 DRCCT;

THENCE North 06°36’16”, along said east line, for a distance of 171.00 ft. to a point for corner;

THENCE North 83°23’44” East, departing said east line, for a distance of 220.50 ft. to a point for corner;

THENCE South 06°36’16” East, for a distance of 191.00 ft. to a point for corner on the north line of said Page Street;

THENCE South 83°23’44” West, along said north line, for a distance of 200.50 ft. to a 1/2” iron rod found for corner at the south end of a corner clip at the intersection of said north line with the east line of said Dallas North Tollway;

THENCE North 51°36’16” West, along said corner clip, for a distance of 28.28 ft. to the POINT OF BEGINNING and containing 0.9622 acres of land.

LEAVING A NET AREA OF 11.4856 ACRES OF LAND FOR TRACT 2.

TRACT 3 (SHOWN ON SURVEY [PREPARED BY RUDY RANGEL, R.P.L.S. NO. 5664, DATED 07/12/07] AS TRACT 4A):

BEING a tract of land situated in the W.B. Watkins Survey Abstract No. 1004, in the City of Frisco, Collin County, Texas; said tract being part of a tract conveyed to Frisco Square Land, Ltd., as recorded in Collin County Clerk’s (C.C.) File No. 2005-004994 Deed Records Collin County, Texas (DRCCT), and being more particularly described as follows:

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BEGINNING at a 1/2” iron rod found for corner at the intersection of the south line of a 24 ft. wide strip of land conveyed to the City of Frisco as recorded in Collin County Clerk’s File No. 2000-0081361 DRCCT with the east line of Lot Fl-9 of Frisco Square Phase 2 as recorded in Cabinet P Page 724 DRCCT, said Lot Fl-9 as conveyed to the City of Frisco per said Frisco Square Phase 2 final plat;

THENCE North 86°07’47” East, along the south line of said City of Frisco 24 ft. wide strip of land, for a distance of 162.14 ft. to a 1/2” iron rod found for corner and for the beginning of a circular curve to the right;

THENCE continuing along said south line, with said circular curve to the right having a central angle of 15°46’18”, a radius of 2,608.02 ft., a tangent length of 361.23 ft., and a chord of South 85°59’04” East 715.63 ft., for an arc distance of 717.90 ft. to a 1/2” iron rod found for corner and for a point of tangency;

THENCE South 78°05’56” East, continuing along said south line, for a distance of 162.10 ft. to a 1/2” iron rod found for corner at the intersection of said south line with the west line of John W. Elliot Drive (a 60 ft. right-of-way);

THENCE South 12°16’44” West, along said west line, for a distance of 500.65 ft. to a 1/2” iron rod found for corner at the intersection of said west line with the north line of Frisco Square Blvd. as recorded in C.C. No. 2006-955350 DRCCT;

THENCE South 83°23’44” West, along said north line, for a distance of 657.91 feet to a 1/2” iron rod found for corner at the southeast corner of a tract conveyed to Frisco Square Properties, Ltd. as Future Lot Fl-8, as recorded in C.C. No. 2003-0213220 DRCCT;

THENCE North 06°36’16” West, departing said north line, and along the east line of said future Lot Fl-8, for a distance of 81.75 ft. to a 1/2” iron rod found for corner;

THENCE South 83°23’44” West, continuing along said east line, for a distance of 25.33 ft. to a 1/2” iron rod found for corner;

THENCE North 06°36’16” West, continuing along said east line, for a distance of 87.25 ft. to a 1/2” iron rod found for corner on a south line of said City of Frisco Lot Fl-9;

THENCE North 83°23’44” East, along said south line, for a distance of 15.91 ft. to a 1/2” iron rod found for corner;

THENCE North 06°36’16” West, along an east line of said Lot Fl-9, for a distance of 58.99 ft. to a 1/2” iron rod found for corner;

THENCE North 83°23’44” East, along a south line of said Lot Fl-9, for a distance of 209.26 ft. to a 1/2” iron rod found for corner;

THENCE North 06°36’16” West, along an east line of said Lot Fl-9, for a distance of 24 9.00 ft. to a 1/2” iron rod found for corner;

THENCE South 83°23’44” West, along a north line of said Lot Fl-9, for a distance of 252.44 ft. to a 1/2” iron rod found for corner;

THENCE North 03°52’13” East, along an east line of said Lot Fl-9, for a distance of 84.59 ft. to a 1/2” iron rod found for corner;

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THENCE South 86°07’47” West, along a north line of said Lot Fl-9, for a distance of 155.29 ft. to a 1/2” iron rod found for corner;

THENCE North 03°52’13” East, along an east line of said Lot Fl-9, for a distance of 96.00 ft. to the POINT OF BEGINNING and containing 9.5992 acres of land.

BHFS II, LLC PROPERTIES:

Tract 1 (SHOWN ON SURVEY [PREPARED BY RUDY RANGEL, R.P.L.S. NO. 5664, DATED 07/12/07 AND AS SHOWN ON SURVEY PREPARED BY DANA BROWN R.P.L.S. #5336, DATED 06/27/07, LAST REVISED 07/10/07 AS TRACT 12):

BEING a tract of land situated in the W.B. Watkins Survey, Abstract No. 1004, Collin County, Texas, and being all of Lot Bl-7, Block B-l, Frisco Square Phase 2, an addition to the City of Frisco, Texas recorded in Cabinet P, Page 724, Map Records, Collin County, Texas, and being more particularly described as follows:

BEGINNING at an X-cut set in concrete at the southeast corner of said Lot Bl-7 at the intersection of the west Right-of-Way line of Coleman Boulevard (114’ Right-of-Way) and the north Right-of-Way line of Frisco Square Boulevard (70.5’ Right-of-Way) as dedicated to the City of Frisco recorded in Cabinet N, Page 690, Map Records, Collin County, Texas;

THENCE with the north Right-of-Way line of said Frisco Square Boulevard the following calls:

South 82°20’57” West a distance of 23.08 feet to an X-cut set in concrete for corner; North 07°3 9’03” West a distance of 2.50 feet to an X-cut set in concrete for corner;

South 82°20’57” West a distance of 67.33 feet to a 5/8” iron rod with red cap marked KHA set for corner;

South 07°39’03” East a distance of 2.50 feet to a 5/8” iron rod with red cap marked KHA set for corner;

South 82°20’57” West a distance of 19.33 feet to a 5/8” iron rod with red cap marked KHA set for corner;

North 07°39’03” West a distance of 2.50 feet to a 5/8” iron rod with red cap marked KHA set for corner;

South 82°20’57” West a distance of 29.25 feet to a 5/8” iron rod with red cap marked KHA set for corner;

South 07°39’03” East a distance of 2.50 feet to a 5/8” iron rod with red cap marked KHA set for corner;

South 82°20’57” West a distance of 25.28 feet to a 5/8” iron rod with red cap marked KHA set for corner;

North 07°3 9’03” West a distance of 2.50 feet to a 5/8” iron rod with red cap marked KHA set for corner;

South 82°20’57” West a distance of 31.85 feet to a 5/8” iron rod with red cap marked KHA set for corner in the east line of future Lot 8, Block B-l;

THENCE North 07°39’03” West with the east line of said future Lot 8, Block B-l a distance of 81.75 feet to a 5/8” iron rod with red cap marked KHA set for corner;

THENCE departing the east line of said future Lot 8, Block B-l and with the north line of said Lot Bl -7 the following calls:

5

North 82°20’57” East a distance of 17.08 feet to a 5/8” iron rod with red cap marked KHA set for corner;

South 07°39’03” East a distance of 0.75 feet to a 5/8” iron rod with red cap marked KHA set for corner;

North 82°20’57” East a distance of 14.77 feet to a 5/8” iron rod with red cap marked KHA set for corner;

North 07°39’03” West a distance of 1.50 feet to a 5/8” iron rod with red cap marked KHA set for corner;

North 82°20’57” East a distance of 25.28 feet to a 5/8” iron rod with red cap marked KHA set for corner;

South 07°39’03” East a distance of 1.50 feet to a 5/8” iron rod with red cap marked KHA set for corner;

North 82°20’57” East a distance of 15.19 feet to a 5/8” iron rod with red cap marked KHA set for corner;

North 07°39’03” West a distance of 0.75 feet to a 5/8” iron rod with red cap marked KHA set for corner;

North 82°20’57” East a distance of 17.34 feet to a 5/8” iron rod with red cap marked KHA set for corner;

South 07°39’03” East a distance of 0.75 feet to a 5/8” iron rod with red cap marked KHA set for corner;

North 82°20’57” East a distance of 12.20 feet to a 5/8” iron rod with red cap marked KHA set for corner;

North 37°20’57” East a distance of 10.61 feet to an X-cut set in concrete for corner; North 07°3 9’03” West a distance of 23.75 feet to an X-cut set in concrete for corner;

North 82°20’57” East a distance of 82.75 feet to an X-cut set in concrete for corner in the west Right-of-Way line of said Coleman Boulevard;

THENCE with the west Right-of-Way line of said Coleman Boulevard the following calls: South 07°3 9’03” East a distance of 91.13 feet to an X-cut set in concrete for corner; North 82°20’57” East a distance of 4.00 feet to an X-cut set in concrete for corner;

South 07°39’03” East a distance of 23.62 feet to the POINT OF BEGINNING and containing 0.424 5 acres of land.

Tract 2 (SHOWN ON SURVEY [PREPARED BY RUDY RANGEL, R.P.L.S. NO. 5664, DATED 07/12/07 AND AS SHOWN ON SURVEY PREPARED BY DANA BROWN R.P.L.S. #5336, DATED 06/27/07, LAST REVISED 07/10/07AS TRACT 13):

BEING a tract of land situated in the W.B. Watkins Survey, Abstract No. 1004, Collin County, Texas, and being all of Lot Fl-10, Block F-l, Frisco Square Phase 2, an addition to the City of Frisco, Texas recorded in Cabinet P, Page 724, Map Records, Collin County, Texas, and being more particularly described as follows:

BEGINNING at an X-cut set in concrete at the southeast corner of said Lot Fl-10 at the intersection of the east Right-of-Way line of Coleman Boulevard (114’ Right-of-Way) and the north Right-of-Way line of Frisco Square Boulevard (70.5’ Right-of-Way) as dedicated to the City of Frisco recorded in Cabinet N, Page 690, Map Records, Collin County, Texas,-

6

THENCE with the east Right-of-Way line of said Coleman Boulevard the following calls: North 07°39’03” West a distance of 23.62 feet to an X-cut set in concrete for corner; North 82°20’57” East a distance of 4.00 feet to an X-cut set in concrete for corner;

North 07°39’03” West a distance of 91.13 feet to an X-cut set in concrete at the northwest corner of said Lot Fl-10;

THENCE with north line of said Lot Fl-10 the following calls:

North 82°20’57” East a distance of 82.75 feet to an X-cut set in concrete for corner;

South 07°3 9’03” East a distance of 23.75 feet to an X-cut set in concrete for corner;

South 52°39’03” East a distance of 10.61 feet to an X-cut set in concrete for corner;

North 82°20’57” East a distance of 12.20 feet to an X-cut set in concrete for corner;

North 07°39’03” West a distance of 0.75 feet to an X-cut set in concrete for corner;

North 82°20’57” East a distance of 17.34 feet to an X-cut set in concrete for corner;

South 07°39’03” East a distance of 0.75 feet to an X-cut set in concrete for corner;

North 82°20’57” East a distance of 15.19 feet to an X-cut set in concrete for corner;

North 07°3 9’03” West a distance of 1.50 feet to an X-cut set in concrete for corner;

North 82°20’57” East a distance of 25.28 feet to an X-cut set in concrete for corner;

South 07°39’03” East a distance of 1.50 feet to an X-cut set in concrete for corner;

North 82°20’57” East a distance of 14.77 feet to an X-cut set in concrete for corner; North 07°3 9’03” West a distance of 0.75 feet to an X-cut set in concrete for corner;

North 82°20’57” East a distance of 17.08 feet to an X-cut set in concrete for corner in the west line of future Lot 8, Block F-l;

7

THENCE South 07°39’03” East with the west line of said future Lot 8, Block F-l a distance of 81.75 feet to a pk nail set in concrete for corner in the north Right-of-Way line of said Frisco Square Boulevard;

THENCE with the north Right-of-Way line of said Frisco Square Boulevard the following calls:

South 82°20’57” West a distance of 31.85 feet to a point for corner,-South 07°3 9’03” East a distance of 2.50 feet to an X-cut set in concrete for corner; South 82°20’57” West a distance of 25.28 feet to an X-cut set in concrete for corner; North 07°39’03” West a distance of 2.50 feet to an X-cut set in concrete for corner; South 82°20’57” West a distance of 29.25 feet to an X-cut set in concrete for corner; South 07°39’03” East a distance of 2.50 feet to an X-cut set in concrete for corner; South 82°20’57” West a distance of 19.33 feet to an X-cut set in concrete for corner; North 07°39’03” West a distance of 2.50 feet to an X-cut set in concrete for corner; South 82°20’57” West a distance of 67.33 feet to X-cut set in concrete for corner; South 07°39’03” East a distance of 2.50 feet to X-cut set in concrete for corner;

South 82°20’57” West a distance of 23.08 feet to the POINT OF BEGINNING and containing 0.4245 acre of land.

BHFS III, LLC PROPERTY:

BEING a tract of land situated in the W.B. Watkins Survey, Abstract No. 1004, Collin County, Texas, and being all of Lot Fl-1, Block F-l, Frisco Square Phase 2, an addition to the City of Frisco, Texas recorded in Cabinet P, Page 724, Map Records, Collin County, Texas, and being more particularly described as follows:

BEGINNING at a 5/8” iron rod with red cap marked KHA set at the corner clip intersection of the south Right-of-Way line of Main Street (variable width Right-of-Way) and the most easterly northeast corner of Coleman Boulevard (114’ Right-of-Way) as dedicated to the City of Frisco recorded in Cabinet N, Page 690, Map Records, Collin County, Texas;

THENCE North 85°05’00” East with the south Right-of-Way line of said Main Street a distance of 190.04 feet to a 5/8” iron rod with red cap marked KHA set for corner;

THENCE South 04°55’00” East departing the south Right-of-Way line of said Main Street a distance of 96.67 feet to a 5/8” iron rod with red cap marked KHA set for corner, said point being an inner ell corner in the north line of Lot Fl-11 of said Frisco Square Phase 2;

THENCE with the north line of said Lot Fl-11 the following calls:

South 85°05’00” West a distance of 112.09 feet to a 5/8” iron rod with red cap marked KHA set for corner;

South 07°39’03” East a distance of 14.21 feet to a 5/8” iron rod with red cap marked KHA set for corner;

South 82°20’57” West a distance of 85.74 feet to a 5/8” iron rod with red cap marked KHA set for corner in the east Right-of-Way line of said Coleman Boulevard;

8

THENCE with the east Right-of-Way line of said Coleman Boulevard the following calls:

North 07°39’03” West a distance of 102.58 feet to a 5/8” iron rod with red cap marked KHA set for corner;

North 38°42’59” East a distance of 17.25 feet to the POINT OF BEGINNING and containing 0.4746 acre of land.

BHFS IV, LLC PROPERTIES:

Tract 1 (SHOWN ON SURVEY [PREPARED BY DANA BROWN R.P.L.S. #5336, DATED 06/27/07, LAST REVISED 07/10/07] AS TRACT 8):

BEING a tract of land situated in the W.B. Watkins Survey, Abstract No. 1004, Collin County, Texas, and being all of Lot Bl-5, Block B-l, Frisco Square Phase 2, an addition to the City of Frisco, Texas recorded in Cabinet P, Page 724, Map Records, Collin County, Texas, and being more particularly described as follows:

BEGINNING at a 5/8” iron rod with red cap marked KHA set at the corner clip intersection of the south Right-of-Way line of Main Street (variable width Right-of-Way) and the most westerly northwest corner of Coleman Boulevard (114’ Right-of-Way) as dedicated to the City of Frisco recorded in Cabinet N, Page 690, Map Records, Collin County, Texas;

THENCE with the west Right-of-Way line of said Coleman Boulevard the following calls:

South 51°17’01” East a distance of 18.09 feet to a 5/8” iron rod with red cap marked KHA set for corner;

South 07°39’03” East a distance of 108.03 feet to a 5/8” iron rod with red cap marked KHA set for corner from which a 1/2” iron rod found bears South 22°06’46” East a distance of 0.60 feet;

THENCE departing the west Right-of-Way line of said Coleman Boulevard the following calls:

South 82°20’57” West a distance of 85.74 feet to a 5/8” iron rod with red cap marked KHA set for corner from which a 1/2” iron rod found bears South 47°57’00” East a distance of 1.34 feet;

North 07°39’03” West a distance of 24.51 feet to a 1/2” iron rod found for corner;

South 85°05’00” West a distance of 120.62 feet to a 5/8” iron rod with red cap marked KHA set for corner,-

North 04°55’00” West a distance of 100.00 feet to a 5/8” iron rod with red cap marked KHA set for corner in the south Right-of-Way line of said Main Street;

THENCE North 85°05’00” East with the south Right-of-Way line of said Main Street a distance of 189.18 feet to the POINT OF BEGINNING and containing 0.5109 acre of land.

Tract 2 (SHOWN ON SURVEY PREPARED BY DANA BROWN R.P.L.S. #5336, DATED 06/27/07, LAST REVISED 07/10/07] AS TRACT 9):

BEING a tract of land situated in the W.B. Watkins Survey, Abstract No. 1004, Collin County, Texas, and being part of a tract of land described in a deed to Frisco Square, Ltd. recorded in Volume 4721, Page 2560, Land Records, Collin County, Texas, and being more particularly described as follows:

BEGINNING at 5/8” iron rod with red cap marked KHA set at the southwest corner of Lot Bl-7, Block Bl, Frisco Square Phase 2, an addition to the City of Frisco, Texas recorded in Cabinet P, Page 724, Map

9

Records, Collin County, Texas, said point being in the north Right-of-Way line of Frisco Square Boulevard (70.5’ Right-of-Way) as dedicated to the City of Frisco recorded in Cabinet N, Page 690, Map Records, Collin County, Texas;

THENCE with the north Right-of-Way line of said Frisco Square Boulevard the following calls:

South 82°20’57” West a distance of 100.05 feet to a 5/8” iron rod with red cap marked KHA set for corner;

South 37°20’57” West a distance of 59.54 feet to a 5/8” iron rod with red cap marked KHA set for corner;

South 07°3 9’03” East a distance of 57.90 feet to a 5/8” iron rod with red cap marked KHA set for corner;

South 82°20’57” West a distance of 30.00 feet to a 5/8” iron rod with red cap marked KHA set for corner;

North 07°39’03” West a distance of 12.00 feet to a 5/8” iron rod with red cap marked KHA set for corner;

South 82°20’57” West a distance of 76.39 feet to a 1/2” iron rod with cap found for corner;

THENCE departing the north Right-of-Way line of said Frisco Square Boulevard the following calls:

North 07°3 9’03” West a distance of 81.75 feet to a 1/2” iron rod with cap found for corner;

North 82°20’57” East a distance of 25.33 feet to a 1/2” iron rod with cap found for corner;

North 07°39’03” West a distance of 87.25 feet to a 1/2” iron rod with cap found for corner in the south line of Lot Bl-10, Lot Bl of said Frisco Square Phase 2, from which a 5/8” iron rod found bears South 78°45’27” West a distance of 2.23 feet;

THENCE North 82°20’57” East with the south line of said Lot Bl-10 a distance of 223.21 feet to a 5/8” iron rod with red cap marked KHA set for corner in the west line of said Lot Bl-7;

THENCE South 07°3 9’03” East with the west line of said Lot Bl -7 a distance of 81.00 feet to the POINT OF BEGINNING and containing 0.6550 acres of land.

Tract 3 (SHOWN ON SURVEY PREPARED BY DANA BROWN R.P.L.S. #5336, DATED 06/27/07, LAST REVISED 07/10/07] AS TRACT 10):

BEING a tract of land situated in the W.B. Watkins Survey, Abstract No. 1004, Collin County, Texas, and being part of a tract of land described in a deed to Frisco Square, Ltd. recorded in Volume 4721, Page 2560, Land Records, Collin County, Texas, and being more particularly described as follows:

BEGINNING at 5/8” iron rod with red cap marked KHA set at the intersection the north Right-of-Way line of Frisco Square Boulevard (70.5’ Right-of-Way) and the east Right-of-Way line of Library Street (variable width Right-of-Way) as dedicated to the City of Frisco recorded in Cabinet N, Page 690, Map Records, Collin County, Texas;

THENCE with the northeast Right-of-Way line of said Frisco Square Boulevard the following calls:

North 07°39’03” West a distance of 57.90 feet to a 5/8” iron rod with red cap marked KHA set for corner;

North 52°39’03” West a distance of 59.54 feet to a 5/8” iron rod with red cap marked KHA set for corner;

10

South 82°20’57” West a distance of 100.05 feet to a PK nail set in concrete for corner in the east line of Lot Fl-10, Lot Fl, Frisco Square Phase 2, an addition to the City of Frisco, Texas recorded in Cabinet P, Page 724, Map Records, Collin County, Texas;

THENCE North 07°39’03” West with the east line of said Lot Fl-10 a distance of 81.00 feet to an X-cut in concrete set for corner in the south line of Lot Fl-9, Lot Fl, of said Frisco Square Phase 2;

THENCE North 82°20’57” East with the south line of said Lot Fl-9 a distance of 223.21 feet to a 1/2” iron rod with cap found for corner;

THENCE South 07°3 9’03” East a distance of 87.25 feet to a 1/2” iron rod with cap found for corner;

THENCE North 82°20’57” East a distance of 25.33 feet to a 1/2” iron rod with cap found for corner;

THENCE South 07°39’03” East a distance of 81.75 feet to a 1/2” iron rod with cap found for corner in the north Right-of-Way line of said Frisco Square Boulevard;

THENCE with the north Right-of-Way line of said Frisco Square Boulevard the following calls:

South 82°20’57” West a distance of 76.39 feet to a 1/2” iron rod with cap found for corner;

South 07°39’03” East a distance of 12.00 feet to a 5/8” iron rod with red cap marked KHA set for corner;

South 82°20’57” West a distance of 30.00 feet to the POINT OF BEGINNING and containing 0.6550 acres of land.

Tract 4 (SHOWN ON SURVEY [PREPARED BY DANA BROWN R.P.L.S. #5336, DATED 06/27/07, LAST REVISED 07/10/07] AS TRACT 11/LOT Fl-11):

BEING a tract of land situated in the W.B. Watkins Survey, Abstract No. 1004, Collin County, Texas, and being all of Lot Fl-11, Block F-l, Frisco Square Phase 2, an addition to the City of Frisco, Texas recorded in Cabinet P, Page 724, Map Records, Collin County, Texas, and being more particularly described as follows:

BEGINNING at an X-cut set in concrete at the northwest corner of said Lot Fl-11 in the east Right-of-Way line of Coleman Boulevard (114’ Right-of-Way) as dedicated to the City of Frisco recorded in Cabinet N, Page 690, Map Records, Collin County, Texas;

THENCE North 82°20’57” East a distance of 82.97 feet to an X-cut set in concrete for corner;

THENCE South 07°39’03” East a distance of 5.50 feet to an X-cut set in concrete for corner;

THENCE North 82°20’57” East a distance of 71.70 feet to a 5/8” iron rod with red cap marked KHA set for corner;

THENCE South 07°39’03” East a distance of 280.50 feet to a 5/8” iron rod with red cap marked KHA set for corner;

THENCE South 82°20’57” West a distance of 71.70 feet to an X-cut set in concrete for corner;

THENCE South 07°39’03” East a distance of 4.84 feet to an X-cut set in concrete for corner;

THENCE South 82°20’57” West a distance of 82.97 feet to an X-cut set in concrete for corner in the east Right-of-Way line of said Coleman Boulevard;

11

THENCE North 07°39’03” West with the east Right-of-Way line of said Coleman Boulevard a distance of 290.84 feet to the POINT OF BEGINNING and containing 1.0157 acres of land.

Tract 5 (SHOWN ON SURVEY [PREPARED BY DANA BROWN R.P.L.S. #5336, DATED 06/27/07, LAST REVISED 07/10/07] AS TRACT 11 / LOT Bl-6):

BEING a tract of land situated in the W.B. Watkins Survey, Abstract No. 1004, Collin County, Texas, and being all of Lot Bl-6, Block. B-l, Frisco Square Phase 2, an addition to the City of Frisco, Texas recorded in Cabinet P, Page 724, Map Records, Collin County, Texas, and being more particularly described as follows:

BEGINNING at an X-cut set in concrete at the northeast corner of said Lot Bl-6 in the west Right-of-Way line of Coleman Boulevard (114’ Right-of-Way) as dedicated to the City of Frisco recorded in Cabinet N, Page 690, Map Records, Collin County, Texas;

THENCE South 07°39’03” East with the west Right-of-Way line of said Coleman Boulevard a distance of 290.84 feet to an X-cut set in concrete for corner;

THENCE South 82°20’57” West departing the west Right-of-Way line of said Coleman Boulevard a distance of 82.97 feet to an X-cut set in concrete for corner;

THENCE North 07°39’03” West a distance of 4.84 feet to an X-cut set in concrete for corner;

THENCE South 82°20’57” West a distance of 71.70 feet to a 5/8” iron rod with red cap marked KHA set for corner;

THENCE North 07°39’03” West a distance of 280.50 feet to a 5/8” iron rod with red cap marked KHA set for corner;

THENCE North 82°20’57” East a distance of 71.70 feet to an X-cut set in concrete for corner;

THENCE North 07°39’03” West a distance of 5.50 feet to an X-cut set in concrete for corner;

THENCE North 82°20’57” East a distance of 82.97 feet to the POINT OF BEGINNING and containing 1.0157 acres of land.

12

Exhibit B

PARTNERSHIP PERCENTAGES AND INITIAL CAPITAL CONTRIBUTIONS

Partners	Partnership Percentage	Capital Contribution Value

Behringer Harvard Frisco Square GP, LLC	0.1%	$15,499

Behringer Harvard Frisco Square Investor, LLC	69.9%	$15,483,843

Frisco Square Land, Ltd.	5.36%	$1,186,807

Frisco Square Properties, Ltd.	2.68%	$593,403

Frisco Square B1-6, F1-11, Ltd.	10.08%	$2,231,905

Frisco Square B1-7, F1-10, Ltd/	11.88%	$2,630,460

CLASS A PARTNERSHIP PERCENTAGES

Class A Partners	Class A Partnership Percentage

Behringer Harvard Frisco Square GP, LLC	0.1%

Behringer Harvard Frisco Square Investor, LLC	99.9%

CLASS B LIMITED PARTNERSHIP PERCENTAGES

Class B Limited Partners	Class B Partnership Percentage

Frisco Square Land, Ltd.	17.87%

Frisco Square Properties, Ltd.	8.93%

Frisco Square B1-6, F1-11, Ltd.	33.60%

Frisco Square B1-7, F1-10, Ltd.	39.60%

1

Exhibit C

DILUTION EXAMPLE

For purposes of example, assume that the Capital Contributions made to the Partnership total $2,000,000. The Class A Partners (owning a company percentage of 70%) have contributed $1,400,000 and the Class B Limited Partners (owning a company percentage of 30%) have contributed $600,000. Assume that the General Partner sends an Additional Capital Notice for $400,000 to the Partners, and that in response thereto the Class A Partners make an Additional Capital Contribution of $280,000 and the Class B Limited Partners fail to make their Additional Capital Contribution of $120,000. If the Class A Partners contribute said $120,000 as an Additional Capital Contribution (thus making the total Capital Contributions equal $2,400,000), then the following adjustments to the Partnership Percentages and Investment Base would be made effective as of the date (the “Applicable Contribution Date”) upon which the Class A Partners contributed said $120,000 as an Additional Capital Contribution:

(1)           The Partnership Percentage of the Class A Partners would be increased by 10.00% (being 200% of 5.00%, which is $120,000 divided by $2,400,000, expressed as a percentage). The Partnership Percentage of the Class A Partners would thus be adjusted to 80%. The Additional Capital Investment Base of the Class A Partners would be increased by $240,000 (being 200% of $120,000, which is inclusive of the Additional Capital Contribution made on behalf of the delinquent Class B Limited Partners) and thus would be $520,000 and the Investment Base of the Class A Partners would be $1,920,000. As of the Applicable Contribution Date, any IRR accruing for the benefit of the Class A Partners on the Additional Capital Investment Base would accrue on the amount of $520,000.

(2)           The Partnership Percentage of the Class B Limited Partners would be decreased by 10.00%, and thus would be adjusted to 20%.

(3)           The increase in the Partnership Percentage of the Class A Partners and the decrease in the Partnership Percentage of Class B Limited Partners would remain applicable after any scheduled adjustment in the Partnership Percentage of such Partners. For example, if it was originally contemplated that the Class A Partners and the Class B Limited Partners would have their Partnership Percentages adjusted to 50% and 50%, respectively, at such time as the Partners had received the return of their Capital Contributions, then, based upon the adjustments set forth in clauses (1) and (2) above, upon the return of such Capital Contributions the Partnership Percentages of the Class A Partners would be 60% and the Partnership Percentage of the Class B Limited Partners would be 40%.

(4)           The Partnership Percentage of each of the Class B Limited Partners would be adjusted on a pro rata basis such that if the Class B Limited Partnership Percentages were 5% as to Partner 1, 5% as to Partner 2, 5% as to Partner 3 and 15% as to Partner 4 then the Class B Limited Partnership Percentage of each Class B Limited Partner after the Class A Partners contributed the $120,000 as an Additional Development Capital Contribution or Additional Capital Contribution would be as follows: 3.33% to Partner 1, 3.33% to Partner 2, 3.33% to Partner 3 and 10% to Partner 4.

1

Exhibit D

DISTRIBUTION EXAMPLE

Distribution Example                     Frisco Square

	DEAL LEVE 100%
	Acquisition
	8/31/2007	9/30/2007	10/31/2007	11/30/2007	12/31/2007	1/31/2008	2/28/2008	3/31/2008
	0	1	2	3	4	5	6	7
Intial Equity(1)	(1,000,000)

Development Equity (2)		(100,000)	(250,000)	(250,000)				(100,000)

Net Income (3)					50,000	55,000	60,000	60,000

Net Reversion (4)
Cash Flow	(1,000,000)	(100,000)	(250,000)	(250,000)	50,000	55,000	60,000	(40,000)

	4/30/2008	5/31/2008	6/30/2008	7/31/2008	8/31/2008	9/30/2008	10/31/2008	11/30/2008	12/31/2008
	8	9	10	11	12	13	14	15	16
Intial Equity

Development Equity (2)		(100,000)

Net Income (3)	60,000	60,000	60,000	60,000	60,000	70,000	70,000	70,000	70,000	Net Proceeds

Net Reversion (4)									2,900,000
Cash Flow	60,000	(40,000)	60,000	60,000	60,000	70,000	70,000	70,000	2,970,000

Overall Deal

XIRR      94.11%

(1)   Venture contributes $1,000,000 (70/30) initial equity. BH equity maintains a senior position and carries preferred 21.5% annual return.

(2)   Venture contributes periodic development equity 70/30 pari passu to 21.5%, split 50/50 thereafter

(3)   Net Income distributed to Venture

(4)   Net Sales proceeds: After each partner receives initial equity plus 21.5% annual return, 70/30 pari passu to 21.5%, 50/50 thereafter

	Acquisition
Solve for	8/31/2007	3/30/2007	10/31/2007	11/30/2007	12/31/2007	1/31/2008	2/29/2008	3/31/2008
21.5% IRR	0	1	2	3	4	5	6	7
Intial Equity(1)	(1,000,000)

Development Equity (2)		(100,000)	(250,000)	(250,000)				(100,000)

Net Income (3)					50,000	55,000	60,000	60,000

Net Reversion (4)
Cash Flow	(1,000,000)	(100,000)	(250,000)	(250,000)	50,000	55,000	60,000	(40,000)

	4/30/2008	5/31/2008	6/30/2008	7/31/2008	8/31/2008	9/30/2008	10/31/2008	11/30/2008	12/31/2008
Distribution Example	8	9	10	11	12	13	14	15	16
Intial Equity

Development Equity (2)		(100,000)

Net Income (3)	60,000	60,000	60,000	60,000	60,000	70,000	70,000	70,000	70,000

Net Reversion (4)									1,391,300	solve @ 21.5%
Cash Flow	60,000	(40,000)	60,000	60,000	60,000	70,000	70,000	70,000	1,461,300

Solve for hurdle

XIRR      21.50%

		Distribution of Proceeds
		2,970,000	total profit
		(888,125)	BH 21.5%
		(308,063)	FE 21.5%
312,513		1,773,813
remaining	Split 70/30	#######	amt to 21.5% return
to be split 50/50	split 50/50	312,513

	BH 70%
	8/31/2007	9/30/2007	10/31/2007	11/30/2007	12/31/2007	1/31/2008	2/29/2008	3/31/2008	4/30/2008
	0	1	2	3	4	5	6	7	8
Initial Equity (1)	(700,000)

Development Equity (2)		(70,000)	(175,000)	(175,000)				(70,000)

Net Income (3)					35,000	38,500	42,000	42,000	42,000

Initial Equity return of 21.5%
Reversion (4) PP to 21.5%
Add’l Promote
Cash Flow	(700,000)	(70,000)	(175,000)	(175,000)	35,000	38,500	42,000	(28,000)	42,000

	5/31/2008	6/30/2008	7/31/2008	8/31/2008	9/30/2008	10/31/2008	11/30/2008	12/31/2008
	9	10	11	12	13	14	15	16
Initial Equity (1)

Development Equity (2)	(70,000)

Net Income (3)	42,000	42,000	42,000	42,000	49,000	49,000	49,000	49,000

Initial Equity return of 21.5%								888,125	21.50%	(initial equity + interest)
Reversion (4) PP to 21.5%								1,022,910	70.00%
Add’l Promote								156,256	50.00%
Cash Flow	(28,000)	42,000	42,000	42,000	49,000	49,000	49,000	2,116,291

BH

XIRR       96.49%

1

Acquisition
8/31/2007	9/30/2007	10/31/2007	11/30/2007	12/31/2007	1/31/2008	2/28/2008	3/31/2008
0	1	2	3	4	5	6	7

4/30/2008	5/31/2008	6/30/2008	7/31/2008	8/31/2007	9/30/2008	10/31/2008	11/30/2008	12/31/2008
8	9	10	11	12	13	14	15	16

	Fairway 30%
	8/31/2007	9/30/2007	10/31/2007	11/30/2007	12/31/2007	1/31/2008	2/29/2008	3/31/2008	4/30/2008
	0	1	2	3	4	5	6	7	8
Initial Equity (1)	(300,000)

Development Equity (2)		(30,000)	(75,000)	(75,000)				(30,000)

Net Income (3)					15,000	16,500	18,000	18,000	18,000

Initial Equity return of 21.5%
Reversion (4) PP to 21.5%
Add’l Promote
Cash Flow	(300,000)	(30,000)	(75,000)	(75,000)	15,000	16,500	18,000	(12,000)	18,000

	5/31/2008	6/30/2008	7/31/2008	8/31/2008	9/30/2008	10/31/2008	11/30/2008	12/31/2008
	9	10	11	12	13	14	15	16
Initial Equity (1)

Development Equity (2)	(30,000)

Net Income (3)	18,000	18,000	18,000	18,000	21,000	21,000	21,000	21,000

Initial Equity return of 21.5%								308,063	21.50	% (initial equity + interest)
Reversion (4) PP to 21.5%								438,390	30.00%
Add’l Promote								156,256	50.00%
Cash Flow	(12,000)	18,000	18,000	18,000	21,000	21,000	21,000	923,709

Partner

XIRR       98.98%

2